As filed with the Securities and Exchange Commission on June 28, 2002
================================================================================
                                                     Registration No. 333-85872
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 LITE KING CORP.
                       (Name of Registrant in Our Charter)

          NEW YORK                     1731                11-2996988
(State or Other Jurisdiction    (Primary Standard       (I.R.S. Employer
       of Incorporation             Industrial         Identification No.)
       or Organization)        Classification Code
  175 WEST COURTLAND AVENUE           Number)             CRAIG MASSNER
    MORTON, ILLINOIS 61550                            175 WEST COURTLAND AVENUE
        (309) 266-5771                                 MORTON, ILLINOIS 61550
(Address and telephone number                             (309) 266-5771
of Principal Executive Offices                     (Name, address and telephone
and Principal Place of Business)                   number of agent for service)

                                   Copies to:
    Clayton E. Parker, Esq.                         Ronald S. Haligman, Esq.
  Kirkpatrick & Lockhart LLP                       Kirkpatrick & Lockhart LLP
201 South Biscayne Boulevard,                     201 South Biscayne Boulevard,
         Suite 2000                                         Suite 2000
    Miami, Florida 33131                               Miami, Florida 33131
 Telephone: (305) 539-3300                          Telephone: (305) 539-3300
 Telecopier: (305) 358-7095                         Telecopier: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: TWENTY DAYS FOLLOWING THE FILING OF THIS REGISTRATION STATEMENT.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                              Proposed
                                                                                               Maximum
                                                                       Proposed Maximum       Aggregate          Amount Of
       Title Of Each Class Of                      Amount To Be       Offering Price Per    Offering Price     Registration
     Securities To Be Registered                    Registered             Share (1)              (1)              Fee(2)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share       29,954,762 Shares           $0.08          $2,396,380.96         $220.47
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying convertible debentures     795,238 Shares           $0.08             $63,619.04           $5.85
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying options                    250,000 Shares           $0.08             $20,000.00           $1.84
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                           31,000,000 Shares           $0.08          $2,480,000.00         $228.16
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of June 25, 2002.

(2)   Previously paid $569.94 on April 9, 2002.

                               -------------------

                                 LITE KING CORP.
                        31,000,000 Shares of common stock

      This prospectus relates to the resale of up to 31,000,000 shares of our common stock by certain persons who are, or will become, stockholders of Lite King. Please refer to "Selling Stockholders" beginning on page 11. Lite King is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Lite King will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. Lite King has also agreed to pay Cornell Capital Partners, L.P. a fee of 7.0% of the proceeds raised by us under the Equity Line of Credit.

      The shares of common stock are being offered by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. Investors should not buy shares of common stock being offered in this prospectus unless they can afford to lose their entire investment.

      The selling stockholders consist of:

          o Cornell Capital Partners, which intends to sell up to 30,169,080 shares of common stock.

          o Other selling stockholders, which intend to sell up to 830,920 shares of common stock purchased in private offerings and issued pursuant to a consulting agreement.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will pay Lite King 91% of the market price of our common stock. The 9% discount on the purchase of the common stock to be received by Cornell Capital Partners will be an underwriting discount.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LKNG." On June 17, 2002, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.07 per share.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.


      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.


                                                   PROCEEDS TO SELLING
                           PRICE TO PUBLIC*            SHAREHOLDERS
                          -----------------       --------------------

      Per share                 $0.07                         $0.07
                                -----                         -----
        Total                   $0.07                 $2,170,000.00
                                =====                 =============

* For purposes of this table, we have assumed a market price of $0.08 per share of common stock, the closing price as of June 25, 2002.


      With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate sixty days after Cornell Capital Partners has advanced $20.0 million or twenty-four months after the effective date of the accompanying Registration Statement, whichever occurs first. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this prospectus is ____________________, 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................3
SUMMARY FINANCIAL INFORMATION.................................................5
RISK FACTORS..................................................................6
FORWARD-LOOKING STATEMENTS...................................................10
SELLING STOCKHOLDERS.........................................................11
USE OF PROCEEDS..............................................................13
DILUTION.....................................................................14
CAPITALIZATION...............................................................15
EQUITY LINE OF CREDIT........................................................16
PLAN OF DISTRIBUTION.........................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................19
description of business......................................................24
management...................................................................27
description of property......................................................29
LITIGATION PROCEEDINGS.......................................................29
PRINCIPAL SHAREHOLDERS.......................................................30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................31
Market Price of and Dividends on the Registrant's  Common
 Equity and Other Shareholder Matters........................................32
Description of Securities....................................................33
EXPERTS......................................................................33
LEGAL MATTERS................................................................33
AVAILABLE INFORMATION........................................................33
FINANCIAL STATEMENTS........................................................F-1


--------------------------------------------------------------------------------

      We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year June 30, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

      Lite King, through our wholly-owned subsidiary, National Cabling Services, Inc., provides professional design and installation of structured cable systems and electronics in support of high-speed telecommunication services such as local area networks, wide area networks, voice over Internet protocol (or Internet protocol telephony), private branch exchange (PBX) systems, and outside plant systems.

      Lite King focuses its sales efforts for the telecommunications infrastructure market. The technology driving this market is the same technology driving computers and the Internet. The faster and more advanced computer and processors become, the greater demand for bandwidth and connectivity in general. We believe that the convergence of voice and data into a seamless network has created opportunity for voice over Internet protocol (VoIP), which is replacing the traditional private branch exchange (PBX) and key systems for many organizations. We also believe that the development of ancillary technologies like streaming video and remote learning will create demand for newer and faster infrastructures.

      Lite  King   markets  its   services  to  all  sizes  of   companies   and
organizations. We focus our efforts on all sizes of manufacturing and service-based companies, particularly those that employ technology as part of their business such as insurance companies or financial institutions. We believe that the rapid spread of communications technology has created opportunity with companies in many different industries and we intend to pursue many different segments.

                                    ABOUT US

      Our principal office is located at 175 West Courtland Avenue, Morton, Illinois 61550, telephone number (309) 266-5771.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to 30,169,080 shares of common stock.

      o Other selling stockholders, which intend to sell up to 830,920 shares of common stock purchased in private offerings and issued pursuant to a consulting arrangement.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $20 million. Cornell Capital Partners will purchase the shares of our common stock for a 9% discount to the prevailing market price of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $20.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.07 per share (the market price of our common stock as of June 17, 2002), then we would issue 285,714,286 shares of our common stock to Cornell Capital Partners. These shares would represent 97.3% of our outstanding common stock upon issuance. In the event the market price of our common stock was $0.035 per share, we would have to issue 571,428,571 shares of our common stock in order to fully utilize the $20.0 million available under the Equity Line of Credit, which would represent 98.6% of our common stock upon issuance. Lite King is registering 30,169,080 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. At the current market price of a share of our common stock of $0.07 (the market price of our common stock as of June 17, 2002), we could draw down $1,921,770 under the Equity Line of Credit without registering additional shares of common stock. Accordingly, the shareholders of Lite King would need to approve an increase in our authorized common stock and we would need to register additional shares of common stock in order to fully utilize the $20.0 million available under the Equity Line of Credit at the prices set forth below. We cannot predict whether we would obtain shareholder approval to increase our authorized common stock due to the dilutive effect to existing shareholders of this type of financing arrangement.

COMMON STOCK OFFERED                  31,000,000 shares by selling stockholders

OFFERING PRICE                        Market price

COMMON STOCK OUTSTANDING BEFORE
  THE OFFERING(1)                     8,014,595 shares

USE OF PROCEEDS                       We will not  receive  any  proceeds of the
                                      shares     offered    by    the    selling
                                      stockholders. Any proceeds we receive from the sale of our common stock under the Equity Line of Credit will be used for general corporate purposes.

RISK FACTORS                          The  securities  offered  hereby involve a
                                      high   degree   of  risk   and   immediate
                                      substantial dilution. See "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN
BOARD SYMBOL                          LKNG

_______________

1 This table excludes shares of common stock that could be issued upon the exercise of outstanding options and conversion of convertible debentures of Lite King, as well as the shares of common stock to be issued under the Equity Line of Credit, as described above.

                          SUMMARY FINANCIAL INFORMATION

      The following information was taken from Lite King's financial statements for the nine months ended March 31, 2002 (unaudited), the six months ended June 30, 2001 and June 30, 2000 (unaudited) and National Cabling Services, Inc.'s financial statements for the years ended December 31, 2000 and December 31, 1999 appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion all adjustment (consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                                     LITE KING                                           NATIONAL CABLING SERVICES
                             ------------------------------------------------------------  ----------------------------------------
                                                                                             FOR THE
                              FOR THE NINE    FOR THE NINE    FOR THE SIX    FOR THE SIX    SIX MONTHS   FOR THE YEAR  FOR THE YEAR
                                 MONTHS          MONTHS          MONTHS        MONTHS         ENDED         ENDED         ENDED
                                 ENDED           ENDED           ENDED          ENDED      DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                             MARCH 31, 2002  MARCH 31, 2001  JUNE 30, 2001  JUNE 30, 2000     2000          2000          1999
                             --------------  --------------  -------------  -------------  ------------  ------------  ------------
STATEMENT OF OPERATION
   DATA:                      (UNAUDITED)     (UNAUDITED)                    (UNAUDITED)    (UNAUDITED)

Net sales                     $1,263,771      $2,083,048      $  711,513    $ 3,133,172      $ 1,781,808    $4,913,160    $3,303,959
Cost of sales                  1,084,933       1,913,225         681,985      2,609,280        1,442,568     4,105,955     2,307,995
Gross profit                     178,838         169,823          29,528        523,892          339,240       807,205       995,964
Total selling, general and
    administrative expenses      821,631         734,191         771,737        544,241          454,198       904,501       728,767
Interest expense                  95,299         112,483              --             --           87,985       127,817       115,571
Income (loss) before income
    tax                         (738,092)       (676,851)       (742,209)       (20,349)        (202,943)     (223,293)      148,128
Income tax expense                    --              --              --             --               --            --            --
Net income (loss)               (738,092)       (676,851)       (742,209)       (20,349)        (202,943)     (223,293)      148,128
Basic earnings (loss) per
    share                          (0.10)          (0.15)          (0.11)           NIL            (0.05)      (223.29)       148.13
Weighted average number of
    common shares
    outstanding - basic        7,657,309       4,585,597       6,713,944      4,300,000        4,300,000         1,000         1,000
Diluted earnings (loss) per
    share                          (0.10)          (0.15)          (0.11)           NIL            (0.05)      (223.29)       148.13
Weighted average number of
    common shares
    outstanding - diluted      7,707,309       4,585,597       6,737,425      4,300,000         4,300,000        1,000         1,000


                                                               LITE KING                             NATIONAL CABLING SERVICES
                                               ---------------------------------------------       ----------------------------
                                                 March 31,        June 30,        June 30,          December 31,    December 31,
                                                    2002            2001            2000                2000            1999
Balance Sheet Data:                             (Unaudited)                      (Unaudited)

Cash and cash equivalents                       $   22,252      $  153,385       $   44,077         $   14,128      $   10,171
Restricted cash                                         --          10,000               --             15,681             365
Trade accounts receivable,
    less allowance for
    doubtful accounts                              268,424         219,720          507,648            365,099         500,263
Accounts receivable from
    employees                                           --              59           13,273                 --           1,325
Accounts receivable from
    stockholders                                        --              --               --              9,423          55,265
Inventories                                         98,067         229,324          509,545            235,135         395,453
Costs and estimated earnings
    in excess of billings on
    uncompleted contracts                               --              --               --             98,778         164,267
                                                -----------     -----------      -----------        -----------     -----------
Total current assets                               388,743         612,488        1,074,543            738,244       1,127,109
                                                -----------     -----------      -----------        -----------     -----------

Leasehold improvements                              25,152          25,152           20,383             25,152          13,764
Office furniture and fixtures                       30,870          30,870           37,620             30,870          22,997
Vehicles                                           257,446         265,414          265,114            265,414         204,313
Warehouse equipment                                  2,893           2,893            2,893              2,893           2,893
Computers                                          203,758         202,817          189,404            195,479         169,870
Equipment under capital
    leases                                          82,237          82,237           82,237             82,237              --
                                                -----------     -----------      -----------        -----------     -----------
Total property and
    equipment, at cost                             602,356         609,383          597,651           $602,045        $413,837

Less:
    accumulated depreciion                        (413,938)       (356,117)        (233,917)          $301,303        $161,170
                                                -----------     -----------      -----------        -----------     -----------

Net property and equipment                         188,418         253,266          363,734            300,742         252,667
                                                -----------     -----------      -----------        -----------     -----------

Other assets                                           681             681              864                 --              --
                                                -----------     -----------      -----------        -----------     -----------

Total assets                                    $  577,842      $  866,435       $1,439,141         $1,038,986      $1,379,776
                                                ===========     ===========      ===========        ===========     ===========

Total current liabilities                         $989,334         790,835        1,078,570           $984,213      $1,068,919

Total long-term liabilities                      1,475,738         380,918          801,009            698,155         681,996

Total liabilities                                2,465,072       1,171,753        1,879,579          1,682,368       1,750,915

Accumulated deficit                            $(2,075,730)    $(1,337,641)      $ (392,488)        $ (595,432)     $ (372,139)

Stockholders' equity (deficit)                  (1,877,230)     $ (305,318)      $ (440,438)        $ (643,382)     $ (371,139)


                                  RISK FACTORS

      We are subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILIN BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

      We have historically lost money. In the nine months ended March 31, 2002, and the six months ended June 30, 2001, we sustained losses from operations of approximately $0.6 million and $0.7 million, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations. The significant decline in net sales we have experienced is the direct result of the economic slowdown experience nationwide starting in 2001 and continuing into 2002. Technology related spending during this slowdown was dramatically reduced across the entire spectrum of companies and industries that make up our client base, thereby reducing the need for the services we provide.

      If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and would result in a lower stock price.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

      Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.


THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

      The report of our independent accountants on our June 30, 2001 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o    With a price of less than $5.00 per share;

      o    That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our success largely depends on the efforts and abilities of key executives, including Craig Massner, our President and a Director, and Robert Personett, our Secretary, Treasurer and a Director. The loss of Messrs. Massner and/or Personett could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not have employment agreements with Messrs. Massner and/or Personett.


WE EXPECT INTENSE COMPETITION IN OUR INDUSTRY

      Many of our competitors have significantly greater name recognition and financial and other resources than we do. We cannot assure you that we will succeed in the face of strong competition from other service providers in the cable industry.


WE HAVE A SIGNIFICANT CONCENTRATION OF SALES WITH ONE UNRELATED CUSTOMER

      Approximately 33% and 76% of our net sales for the nine months ended March 31, 2002 and 2001, respectively, were from one unrelated customer, IBM. Although we are a preferred vendor for IBM, they are not obligated or committed to purchase services from us. The decrease in sales volume from IBM is the result of the recent economic slowdown and the related significant drop in technology spending. In late 2000 and early 2001, we had various large projects pending with IBM. As the economy slowed down in 2001, all of these projects were either cancelled or delayed indefinitely. Of the delayed projects, only one has been started as of June 2002. We are currently engaged on this project.

OUR EQUITY LINE OF CREDIT AGREEMENT COULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MAKE ACQUISITIONS USING OUR COMMON STOCK

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit Agreement, in part, because the purchase price of the shares will fluctuate based on the prevailing market conditions and we have not determined the total amount of advances we intend to draw. It may be necessary for the shareholders of Lite King to approve an increase in our authorized common stock and for us to register additional shares of common stock in order to have sufficient authorized shares available to make acquisitions using our common stock. As we issue shares of our common stock pursuant to the Equity Line of Credit, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions.

SUBSTANTIALLY ALL OF OUR ASSETS ARE PLEDGED AS COLLATERAL FOR A SHORT-TERM NOTE PAYABLE TO OUR BANK

      Our short-term note payable to our bank is collateralized by substantially all of the Company's assets and is guaranteed personally by two of our shareholders. In the event that we are unable to repay this note on time or extend its maturity date, we will be in default and will be forced to curtail our business operations.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts. We are entitled to advances of $1,500,000 in the aggregate, in the first thirty calendar day period after the effective date of the accompanying Registration Statement. The amount of each subsequent advance received by us is subject to an aggregate maximum advance amount of $500,000 in any thirty calendar day period thereafter. Assuming the market price of our common stock is equal to $0.07 per share (the market price of our common stock as of June 17, 2002), we would only be able to draw down $1,921,770 under the Equity Line of Credit without registering additional shares. In the event that we cannot satisfy our cash flow needs form the Equity Line of Credit, we will need to curtail our business operations.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 8,014,595 shares of our common stock outstanding as of June 17, 2002, 2,484,646 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 5,529,949 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options and convertible debentures, and which, upon exercise or conversion, together with the shares of common stock to be issued under the Equity Line of Credit, would result in the issuance of an additional 30,169,080 shares of our common stock. All of the shares underlying the options and convertible debentures may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

      The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. In the event that we issue all 30,169,080 shares of common stock being registered pursuant to the Equity Line of Credit, this would represent approximately 79.0% of our then-issued common stock. Assuming the market price of our common stock is equal to $0.07 per share (the market price of our common stock as of June 17, 2002), we would only be able to draw down $1,921,770 under the Equity Line of Credit without registering additional shares.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 31,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

      The significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price. The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Equity Line of Credit could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. A decline in our stock price would cause us to issue more shares of our common stock in order to draw down the complete amount of the Equity Line of Credit. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. You could lose your entire investment in our common stock.


THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

      We are registering 31,000,000 shares of common stock in this offering. These shares represent 62.0% of our authorized capital stock and 79.5% of our issued and outstanding common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Lite King in an election of directors.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected revenues and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $20 million of our common stock. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

      o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and previously purchased convertible debentures of Lite King. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

      o Westrock Advisors, Inc. is a registered broker/dealer that has been retained by us. It has provided advice to us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received a fee of 20,000 shares of Lite King's common stock, which is equal to $8,200 at a closing bid of $0.41 on February 7, 2002. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors.

      o Axiom Capital Corporation is a corporate development consulting company retained by us. Axiom Capital has provided advice to Lite King in connection with the company's equity financing and merger and acquisition plans. Eric Stevenson is the President of Axiom Capital.

      o Robert F. Personett is the Secretary, Treasurer and a Director of Lite King.

      o    Wallace Pennington is a Director of Lite King.

      o    Christine Personett is the sister of Robert F. Personett.

      o Mike Murphy and Ken Dixon are individual investors of Lite King and have no other relationship with us.

      The table follows:

                                                                                                      PERCENTAGE
                                              PERCENTAGE OF                                               OF
                                               OUTSTANDING                                           OUTSTANDING
                                 SHARES           SHARES        SHARES TO BE                            SHARES
                              BENEFICIALLY     BENEFICIALLY       ACQUIRED       SHARES TO BE        BENEFICIALLY
     SELLING                  OWNED BEFORE     OWNED BEFORE       UNDER THE       SOLD IN THE        OWNED AFTER
   STOCKHOLDER                 OFFERING(1)      OFFERING(2)     LINE OF CREDIT     OFFERING(3)         OFFERING
-------------------         ---------------- ---------------- ----------------- ----------------   ----------------
Cornell Capital Partners,
  L.P.                           595,238(4)         6.9%          29,573,842      30,169,080               0.0%
Axiom Capital                    250,000(5)         3.0%                   0         250,000               0.0%
Mark Angelo                       86,400            1.1%                   0          86,400               0.0%
Robert Farrell                    86,400            1.1%                   0          86,400               0.0%
Joseph Donohue                    86,400            1.1%                   0          86,400               0.0%
Robert F. Personett            1,180,727(6)        14.6%                   0          82,500              13.6%
Wallace Pennington             1,207,664(7)        14.9%                   0          80,000              13.9%
Peter Shaunessy                   72,000               *                   0          72,000               0.0%
Matthew Beckman                   29,720               *                   0          29,700               0.0%
Westrock Advisors, Inc.           20,000               *                   0          20,000               0.0%
Christine Personett               12,500(8)            *                   0          12,500               0.0%
Mike Murphy                       12,500(9)            *                   0          12,500               0.0%
Ken Dixon                         12,500(10)           *                   0          12,500               0.0%


_________________________________________
*        Less than 1%.

(1) The shares represented in this column represent outstanding shares of common stock, as well as shares of common stock that may be obtained upon conversion or exercise of outstanding options and convertible debentures.

(2) Percentage of outstanding shares is based on 8,014,595 shares of common stock outstanding as of June 17, 2002, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of June 17, 2002 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) The number of shares of common stock available under the Equity Line of Credit may be increased by any unused shares of common stock not used upon the conversion of debentures held by other selling shareholders.

(4) This number does not include 2,058,105 shares of common stock that may be obtained upon conversion of a convertible debenture in the principal amount of $843,823 issued to Cornell Capital Partners as a partial commitment fee in connection with the Equity Line of Credit. This convertible debenture may not be converted by the holder into shares of common stock prior to 90 days after the effective date of the accompanying Registration Statement.

(5) Includes 200,000 shares of common stock underlying options issued to Axiom Capital Corporation that are exercisable at $0.71 per share. Includes 50,000 shares of common stock underlying options issued to Axiom Capital Corporation that are exercisable at $0.02 per share.

(6) Includes 82,500 shares of common stock underlying a convertible debenture that may be converted at $2.00 per share. The convertible debenture is in the principal amount of $165,000 and matures on June 25, 2003.

(7) Includes 80,000 shares of common stock underlying a convertible debenture that may be converted at $2.00 per share. The convertible debenture is in the principal amount of $160,000 and matures on June 25, 2003.

(8) Represents 12,500 shares of common stock underlying a convertible debenture that may be converted at $2.00 per share. The convertible debenture is in the principal amount of $25,000 and matures on July 9, 2003.

(9) Represents 12,500 shares of common stock underlying a convertible debenture that may be converted at $2.00 per share. The convertible debenture is in the principal amount of $25,000 and matures on June 27, 2003.

(10) Represents 12,500 shares of common stock underlying a convertible debenture that may be converted at $2.00 per share. The convertible debenture is in the principal amount of $25,000 and matures on July 1, 2003.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit, which we intend to use for the repayment of existing bank debt and general working capital purposes, including, among other things, funding anticipated future acquisitions. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.

      For illustrative purposes, we have set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and 7% retention of the gross proceeds raised under the Equity Line of Credit have been deducted from the gross proceeds.

GROSS PROCEEDS             $5,000,000   $10,000,000   $15,000,000  $20,000,000

NET PROCEEDS               $4,565,000    $9,385,000   $13,865,000  $18,515,000

USE OF PROCEEDS:
-------------------------------------- -----------------------------------------
Repayment of Bank Debt       $150,000      $150,000      $150,000     $150,000
General Working Capital    $4,415,000    $9,235,000   $13,715,000  $18,365,000


      We are entitled to advances of $1,500,000, in the aggregate, in the first thirty calendar day period after the effective date of the accompanying Registration Statement. The amount of each subsequent advance received by Lite King is subject to an aggregate maximum advance amount of $500,000 in any thirty-day period thereafter. At the current market price of a share of our common stock of $0.07, we could drawn down approximately $1,921,770 under the Equity Line of Credit without registering additional shares pursuant to an additional registration statement.

                                    DILUTION

      Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit.

      Our net tangible book value (deficiency) as of June 30, 2001 was $(305,318) or $(0.04) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

      For example, if we assume that we had issued 285,714,286 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.07 per share, less fees of $1,400,000 and $85,000 of other offering expenses, our net tangible book value as of June 30, 2001 would have been $18,209,682 or $0.06 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.10 per share and an immediate dilution to new shareholders of $0.01 per share, or 14.3%. The following table illustrates the per share increase:

Assumed public offering price per share                                    $0.07
Net tangible book value per share before this offering       $(0.04)
Increase attributable to new investors                         0.10
Net tangible book value per share after this offering                       0.06
Dilution per share to new shareholders                                     $0.01

      The offering price of our common stock under the Equity Line of Credit is based on 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. Lite King is registering 30,169,080 shares of common stock under the Equity Line of Credit and the convertible debentures. Accordingly, it may be necessary for the shareholders of Lite King to approve an increase in our authorized common stock and for us to register additional shares of common stock in order to fully utilize the $20 million available under the Equity Line of Credit at the prices set forth below.

        ASSUMED                NUMBER OF SHARES            DILUTION PER SHARE
    OFFERING PRICE               TO BE ISSUED               TO NEW INVESTORS
----------------------       --------------------        ---------------------
        $0.50                     40,000,000                     $0.120
        $0.40                     50,000,000                     $0.080
        $0.25                     80,000,000                     $0.040
        $0.15                    133,333,333                     $0.020
        $0.10                    200,000,000                     $0.010
        $0.05                    400,000,000                     $0.005

                                 CAPITALIZATION

      The following table sets forth the total capitalization of Lite King as of March 31, 2002.

                                                               March 31, 2002
                                                                (Unaudited)
                                                             ------------------

 Current liabilities                                           $      989,334

 Long-term liabilities                                         $    1,475,738
                                                             ------------------
   Total Liabilities                                           $    2,465,072
                                                             ==================
 Stockholders' deficit:

   Common stock, $0.001 par value; 50,000,000
     shares authorized and 8,014,595 shares issued
     and outstanding at March 31, 2002                                   8,015

   Additional paid-in capital                                          229,435

   Capital returned                                                    (48,950)

   Accumulated deficit                                              (2,075,730)
                                                             ------------------
     Total stockholders' deficit                               $    (1,887,230)
                                                             ==================

     Total liabilities and stockholders' deficit               $       577,842
                                                             ==================

                              EQUITY LINE OF CREDIT

      SUMMARY. On February 14, 2002, we entered into an Equity Line of Credit ("Equity Line of Credit") with Cornell Capital Partners, L.P. (the "Investor"). Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to the Investor shares of common stock for a total purchase price of up to $20.0 million. For each share of common stock purchased under the Equity Line of Credit, the Investor will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. The
Investor is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, the Investor will retain 7% of each advance under the Equity Line of Credit as underwriter compensation. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

      EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to the Investor to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 10 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and the Investor will pay the advance amount.

      We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until the Investor has advanced $20.0 million or twenty-four months after the effective date of the accompanying Registration Statement, whichever occurs first.

      We are entitled to advances of $1,500,000, in the aggregate, in the first thirty calendar day period after the effective date of the accompanying Registration Statement. The amount of each subsequent advance received by Lite King is subject to an aggregate maximum advance amount of $500,000 in any thirty day period thereafter.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $20.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the market price was equal to $0.43 per share, then we would issue 51,150,895 shares of our common stock to the Investor. These shares would represent 86.5% of our outstanding common stock upon issuance. Lite King is registering 30,169,080 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. Accordingly, the shareholders of Lite King would need to approve an increase in our authorized common stock and we would need to register additional shares of common stock in order to fully utilize the $20.0 million available under the Equity Line of Credit at the prices set forth below.

      You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.43 per share and discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon conversion of any options outstanding.

Market Price:                  $0.430        $0.323        $0.215         $0.108

Purchase Price:                $0.391        $0.294        $0.196         $0.098

No. of Shares(1):          51,150,895    68,027,211   102,040,816    204,081,633

Total Outstanding(2):      59,165,490    76,041,806   110,055,411    212,096,228

Percent Outstanding(3):        86.5%         89.5%         92.7%          96.2%

______________________

(1) Represents the number of shares of common stock to be issued to the Investor at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to the Investor.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

      In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. That is, based on the examples set forth above, between 51,150,895 and 204,081,633 shares of common stock could be issued under the Equity Line of Credit. However, in order for us to drawn down the full amount of the Equity Line of Credit, it may be necessary for the shareholders of Lite King to approve an increase in our authorized common stock and for us to register additional shares of common stock. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Lite King by electing its or their own directors.

      Proceeds used under the Equity Line of Credit will be used for repayment of debt and working capital to support continued operations and marketing. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration. In addition, the Investor will retain 7.0% of each advance.

      In addition, in connection with the Equity Line of Credit, we issued 360,920 shares of our common stock and a convertible debenture in the principal amount of $843,823 to the Investor as a commitment fee and 20,000 shares of our common stock to Westrock Advisors, Inc. as a placement agent fee.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners will pay us 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the notice date. The 9% discount on the purchase of the common stock to be received by Cornell Capital Partners will be an underwriting discount. In addition, Cornell Capital Partners will retain 7.0% of the gross proceeds raised in the Equity Line of Credit as an underwriting discount.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000 and a one-time fee of $147,977 payable in common stock and a convertible debenture in the principal amount of $843,823. The convertible debenture has a fixed conversion price per share of $0.41 and a term of five years. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 20,000 shares of our common stock. The offering expenses consist of our SEC registration fee of $569.94, printing expenses of $10,000, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Lite King while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. Upon receipt of an advance notice from the Company, Cornell Capital Partners has the ability to sell the number of shares necessary to cover the amount requested by the Company in the advance notice. Cornell Capital Partners can only cover its short position by using shares to be received pursuant to an advance request by the Company. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of Lite King and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

      On March 9, 2001, the Company entered into a written merger agreement to acquire all of the common stock of National Cabling Services, Inc., an Illinois corporation ("National Cabling") which provides professional design and installation of structured cable systems and electronics in support of high speed telecommunications services such as local area networks, wide area networks, voice over Internet protocol (or IP telephony), private branch exchange (PBX) systems and outside plant systems. The share exchange and business reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, was completed on March 16, 2001. Pursuant to the Agreement and Plan of Merger ("Agreement"), National Cabling merged with and into a wholly owned subsidiary of the Company, King Cabling Corp.; all of the outstanding common shares of National Cabling were exchanged for common shares of the Company; and the existing Board of Directors and Officers of the Company resigned and three members on National Cabling's Board of Directors and Officers remained to fulfill their un-expired terms.

      Lite King Corp. functions as the parent company for its wholly owned subsidiary, National Cabling Services, Inc. The Company filed an 8-K on July 24, 2001 reporting that on July 15, 2001, National Cabling amended its By-Laws and changed its fiscal year from a calendar year to July 1 through June 30, in order to have the same fiscal year as the Company.

      National Cabling's business activities include providing consulting services for integrating disparate systems, evaluating current systems and developing solutions for evolving technologies. National Cabling provides design and engineering services for a wide variety of telecommunications and infrastructure systems, including inside plant, outside plant, campus environments, wireless radio frequency systems, microwave point-to-point, video distribution, voice over Internet protocol and private branch exchange systems, fiber optics and aerial cable installations. National Cabling performs installation services in a wide variety of environments including warehouses, manufacturing plants, campuses, office buildings and multi-site rollouts. National Cabling also provides project management.

      Our services are offered to a variety of clients, including value-added resellers and individual end-use customers. National Cablings' clients range in size from Fortune 500 companies to small privately held enterprises and include schools, universities and various state and federal government agencies.
National Cabling was fully engaged as an IBM subcontractor on a national infrastructure roll-out project for one of IBM's national customers during the six-month period ended June 30, 2000. IBM accounted for approximately 33% and 76% of the Company's net sales for the nine months ended March 31, 2002 and March 31, 2001, respectively. The loss of the business of IBM could have a material adverse effect on the financial condition of the Company.

      The Company anticipates broadening its marketing efforts to reach out to new potential customers and is actively seeking strategic acquisition candidates to continue the growth of the enterprise. The Company anticipates expanding into Missouri, Arkansas, Texas, Colorado and Arizona in the future.

      The Company anticipates acquiring existing local fiber-optic cable plant installation and maintenance companies in those markets or opening new branch offices. Acquisitions may be accomplished through asset-purchases using common stock of the Company, and the hiring the acquisition candidate's employees. In those markets where acquisitions cannot be achieved, the Company may open new branch offices and hire local technicians to service its customers.

RESULTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001

      REVENUE. For the three months and nine months ended March 31, 2002, the Company had revenues of $317,671 and $1,263,771, respectively, as compared to revenues of $301,240 and $2,083,048, respectively, for the three months and nine months ended March 31, 2001. For the three months ended March 31, 2002, this represents an increase of approximately 5% and for the nine months ended March 31, 2002, this represents a decrease of approximately 39%. During the last quarter of 1999 and throughout 2000 we were engaged in a national infrastructure rollout project that generated approximately $3,000,000 in revenue. This project was completed in December 2000.

      During late 2000 and most of 2001, we were being asked to make proposals on several large projects that were eventually cancelled or indefinitely delayed, for unspecified reasons, but consistent with the general decline in technology spending over that same period of time. This resulted in the significant decrease in our sales for 2001 when compared to 2000.

      The May 2002 issue of Cabling Installation & Maintenance cites a study by BSRIA, an independent UK based research firm, that indicates the worst is over for the U.S. structured cabling market. The report predicts growth will occur slowly through 2003 and then accelerate rapidly at an 8% per annum rate through 2006. Lite King Corp has been attempting to broaden its customer base by becoming an approved vendor for a number of large Value Added Resellers in an effort to reduce its reliance on any one customer. We have also begun to seek strategic acquisition candidates in an effort to expand our geographical service area to better serve our national customers and provide growth for the enterprise.

      COST OF SALES. For the three months and nine months ended March 31, 2002, the Company had costs of sales of $283,622 and $1,084,933, respectively, as compared to cost of sales for the three months and nine months ended March 31, 2001 of $470,657 and $1,913,225, respectively, a decrease of approximately 40% and 43%, respectively. Gross margin percentages for the three months and nine months ended March 31, 2002, were 10.7% and 14.2%, respectively, as compared to gross margin percentages of (56.2)% and 8.2%, respectively, for the three months and nine months ended March 31, 2001. Our gross margins have been adversely affected in these time periods by the decrease in sales that has prevented the full absorption of fixed indirect job costs. The Company is attempting to reduce such costs when possible to bring them more in line with current sales volume.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. For the three months and nine months ended March 31, 2002, selling, general and administrative expenses amounted to $319,006 and $821,631, respectively, as compared to $279,993 and $734,191, respectively, for the three months and nine months ended March 31, 2001. This represents an increase of $39,013 and $87,440, respectively, or approximately 14% and 12%, respectively. Administrative salaries decreased in both periods as a result of employee attrition. Professional fees increased in both periods as a result of increased legal, accounting and consulting fees related to the operation of a publicly traded company and the preparation of a registration statement on Form SB-2, on behalf of selling shareholders, filed with the Securities and Exchange Commission on April 9, 2002. All other selling, general and administrative expenses increased by a total of $11,466 or 12% for the three months ended March 31, 2002 and $42,534 or 16% for the nine months ended March 31, 2002 when compared to the same periods ended March 31, 2001.

      INTEREST EXPENSE. For the three months and nine months ended March 31, 2002, interest expense amounted to $28,344 and $95,299, respectively, as compared to $24,498 and $112,483, respectively, for the three months and nine months ended March 31, 2001. The increase for the comparable three month periods results from interest expense on convertible debentures outstanding for the three month period ended March 31, 2002 that were not outstanding during the three month period March 31, 2001. The decrease for the comparable nine month periods is primarily attributable to the conversion of stockholder loans to the Company to common stock during 2001.

CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2002

      Total assets at March 31, 2002 were $577,842. Total assets at March 31, 2002 were comprised mainly of $268,424 of trade accounts receivable net of an allowance for doubtful accounts of $12,973, inventory of $98,067 and property and equipment of $188,418 net of accumulated depreciation. Total current assets at March 31, 2002 amounted to $388,743, while total current liabilities for the same period amounted to $989,334, creating a working capital deficit of $600,591 at March 31, 2002. Total liabilities as of March 31, 2002 were $2,465,072. Shareholders' deficit as of March 31, 2002 was $1,887,230. The shareholders' deficit is the result of accumulated losses from operations.

SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO SIX MONTHS ENDED JUNE 30, 2000

      During the six months ended June 30, 2001, the Registrant generated revenues of $711,513. During the six months ended June 30, 2000 the Registrant generated revenues of $3,133,172. During the six months ended June 30, 2001, the Registrant had a net loss of $742,209 as compared with a net loss of $20,349 for the six months ended June 30, 2000.

      Results may be materially affected by the timing of new customer projects. National Cabling was engaged in a national infrastructure rollout project during the six months ended June 30, 2000. This project began in the fourth quarter of 1999 and generated approximately $3,000,000 in revenue. The project was completed in December 2000.

      During late 2000 and most of 2001, we were being asked to prepare proposals on several large projects that were eventually cancelled or indefinitely delayed, for unspecified reasons, but consistent with the general decline in technology spending over that same period of time. This resulted in the significant decrease in our sales for 2001 when compared to 2000.

      The May 2002 issue of Cabling Installation & Maintenance cites a study by BSRIA, an independent UK based research firm, that indicates the worst is over for the U.S. structured cabling market. The report predicts growth will occur slowly through 2003 and then accelerate rapidly at an 8% per annum rate through 2006. Lite King Corp has been attempting to broaden its customer base by becoming an approved vendor for a number of large value added resellers in an effort to reduce its reliance on any one customer. We have also begun to seek strategic acquisition candidates in an effort to expand our geographical service area to better serve our national customers and provide growth for the enterprise.

      Gross margin for the six months ended June 30, 2001 decreased by $494,364 when compared to the six months ended June 30, 2000. This decrease is the direct result of the decrease in sales that prevented the full absorption of fixed indirect job costs.

      Selling, general and administrative expenses increased by $227,496 or approximately 42% when comparing expenses for the six months ended June 30, 2001 and the six months ended June 30, 2000. The increase in selling, general and administrative expenses attributable to the merger of the Registrant and National Cabling Services, Inc., was related to increased professional fees of approximately $118,000 and stock based financial consulting fees of approximately $26,500. Also contributing to the overall increase was the $45,000 settlement of a lawsuit and the approximately $14,000 increase in bad debt expense.

      On January 8, 2001, the Company granted the following options to purchase common stock no later than February 16, 2001:

                   200,000 shares for $2,000 to key employees
                   51,490 shares for $1,000 to a financial consulting firm

      All of these options were exercised and their financial impact reflected in the Consolidated Financial Statements for the six months ended June 30, 2001.

      On April 7, 2001, the Registrant granted an option to purchase 50,000 shares of common stock for $1,000 on or after July 1, 2001 for financial consulting service.

      During June, 2001, the Registrant issued Convertible Debentures in the amount of $350,000. The debentures bear interest at twelve percent annually, maturing two years from date of issuance and convertible into shares of common stock of the Registrant at $2.00 per share, including registration rights.

      With the exception of medical insurance premiums and gasoline prices, the Company does not believe that the impact of inflation on its activities is significant.

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001

      Total assets at June 30, 2001 were $866,435. Total assets at June 30, 2001 were comprised mainly of $219,720 of trade accounts receivable net of an allowance for doubtful accounts of $12,973, inventory of $229,324, property and equipment of $253,266 net of accumulated depreciation, and cash and cash equivalents of $153,385. Total current assets at June 30, 2001 amounts to $612,488, while total current liabilities for the same period amounted to $790,835, creating a working capital deficit of $178,347 at June 30, 2001. Total liabilities as of June 30, 2001 were $1,171,753. Stockholders' deficit as of June 30, 2001 was $(305,318). The stockholders' deficit is the result of accumulated losses from operations.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

      REVENUE. For the year ended December 31, 2000, the Company had revenues of $4,913,160. This represents an increase of approximately 49% over 1999 revenues of $3,303,959. The increase was the result of us being involved in a large national infrastructure rollout project. This project started in the fourth quarter of 1999 and continued throughout 2000. It was completed in December 2000 and generated approximately $3,000,000 in revenue.

      COST OF SALES. For the year ended December 31, 2000, the Company had cost of sales of $4,105,955 as compared to $2,307,995 for the year ended December 31, 1999. Gross profit for the year ended December 31, 2000 was $807,205 or approximately 16% as compared to a gross profit of $995,964 for the year ended December 31, 1999 or approximately 30%. The decrease in gross profit from 1999 to 2000 is the result of increased technician training and additional indirect job costs incurred to service the large national rollout project than was in process throughout 2000. Also contributing to the lower gross margin was a series of school projects that were over budget on labor due to customer's scheduling changes and construction delays beyond our control.

      SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. For the years ended December 31, 2000 and 1999, selling, general and administrative expenses amounted to $904,501 and $728,767, respectively. This represents an increase of $175,734 or approximately 24%. This increase is primarily the result of the additional administrative personnel employed to handle the increase volume of transactions resulting from the increase in sales. Also contributing to the increase was the addition of a sales manager and an additional salesperson during 2000.

      INTEREST EXPENSE. For the years ended December 31, 2000 and 1999, interest expense amounted to $127,817 and $115,571, respectively. This represents an increase of $12,246 or approximately 11%. The increase is the result of increases in notes payable to stockholders and in obligations under capital lease and was partially offset by a decrease in notes payable to the bank.

BALANCE SHEET AS OF DECEMBER 31, 2000 AND DECEMBER 31, 1999

      Total assets at December 31, 2000 and 1999 were $1,038,986 and $1,379,776, respectively. Total assets at December 31, 2000 consisted mainly of $365,099 of trade accounts receivable, net of an allowance for doubtful accounts of $24,190, inventory of $235,135 and property and equipment of $300,742, net of accumulated depreciation. For the year ended December 31, 1999 total assets consisted mainly of $500,263 of trade accounts receivable, net of an allowance for doubtful accounts of $28,910, inventory of $395,453 and property and equipment of $252,667, net of accumulated depreciation.

      Total liabilities at December 31, 2000 and 1999 were $1,682,368 and $1,750,915, respectively. Total liabilities at December 31, 2000 consisted mainly of $429,924 of accounts payable, $354,096 of notes payable to bank and $624,794 of notes payable to stockholders. Total liabilities at December 31, 1999 consisted mainly of $573,008 of accounts payable, $348,526 of notes payable to bank and $578,867 of notes payable to stockholders.

      Total current assets at December 31, 2000 and December 31, 1999 were $738,244 and $1,127,109, respectively, while total current liabilities for the same periods were $984,213 and $1,068,919, respectively. The result is a working capital deficit of $245,969 at December 31, 2000 and positive working capital of $58,190 at December 31, 1999.

      The stockholders' deficit at December 31, 2000 and December 31, 1999 was $(643,382) and $(371,139), respectively. The stockholders' deficit is the result of accumulated losses from operations.

LIQUIDITY AND CAPITAL RESOURCES

      Historically, the Company has relied principally on the sale of common stock and stockholder and bank debt to finance its operations.

      On April 7, 2001, the Company granted an option to purchase 50,000 shares of common stock for $1,000 on or after July 1, 2001 for financial consulting services. As of December 31, 2001, this option had not been exercised.

      During the six months ended December 31, 2001, the Company issued Convertible Debentures in the principal amount of $50,000 bringing the total amount of Convertible Debentures issued and outstanding as of December 31, 2001 to $400,000. The debentures bear interest at twelve percent annually, maturing two years from date of issuance and convertible into shares of common stock of the Company at $2.00 per share. The debentures include registration rights.

      On February 14, 2002, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. Cornell Capital Partners purchased $250,000 of convertible debentures from the Company. The debentures mature in two years and bear interest at 5% annually. At the Company's option, the entire principal amount and all accrued interest can be either (a) paid to Cornell Capital Partners at maturity or (b) converted to common shares of the Company. Cornell Capital Partners, at its option, is entitled to voluntarily convert the debentures to common shares of the Company. The conversion price per share is equal to either an amount equal to one hundred twenty percent of the closing bid price of the our common stock or eighty percent of the average of the three day lowest closing bid prices of the our common stock for the five trading days immediately proceeding conversion day. The proceeds from this debenture were used for working capital to support continued operations and marketing.

      On February 14, 2002, the Company entered into an equity line of credit agreement with Cornell Capital Partners, L.P. Cornell Capital, subject to certain terms and conditions, will purchase up to $1.5 million of the Company's common stock during the first month of the agreement term and up to $500,000 of the Company's common stock each thirty days thereafter during the term of the agreement or an aggregate of $20.0 million. The term of the agreement is thirty-six months, subject to termination at the sole discretion of the Company and subject to certain events. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the Company's common stock with a fixed 9% discount to the then-current market price. As a condition of the common stock purchase agreement, the Company must file a Registration Statement and the Securities and Exchange Commission must declare it effective before Cornell Capital is obligated to purchase any common stock of the Company. There can be no assurance of how much cash the Company will receive, if any, under the equity line of credit agreement with Cornell Capital.

GOING CONCERN OPINION

      The ability of the Company to continue its operations is dependent on the Company having sufficient financial resources. As a result of its recent losses, negative cash flows from operations, and accumulated deficits at December 31, 2001, there is doubt about the Company's ability to continue as a going concern, unless additional equity or debt financing is obtained.

      Management   believes  that  the  Company's   current   working   capital,
anticipated revenues and subsequent sales of stock and placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from December 31, 2001. However, any projections of future cash requirements and cash flows are subject to substantial uncertainty. There can be no assurance that sufficient financing will be available in amounts or on terms acceptable to the Company.

                             DESCRIPTION OF BUSINESS

COMPANY OVERVIEW

      Lite King Corp. was incorporated under the laws of the State of New York on January 4, 1990 for the purpose of conducting all lawful business activities, and, began its business activity in the manufacture and assembly of wiring devices.

      From February 1990 to November 30, 1998, Lite King operated as a wholly owned subsidiary of Daine Industries, Inc. The Board of Directors of Daine had determined to spin-off Lite King's shares of common stock to its shareholders on a pro rata basis. Daine owned all of the 2,484,646 outstanding shares of Lite King, which were distributed in May 1999 to its shareholders of record on November 30, 1998.

      Management of Daine and of Lite King believed that the two companies as separate entities might create additional value for shareholders above and beyond the parent-subsidiary relationship. At the time of the distribution, there was no trading market in the Lite King shares and there was no assurance of a trading market developing. The management of Lite King had as a business purpose to seek additional operating businesses to augment its current activities.

      On February 26, 1990 Daine (through Lite King) acquired substantially all of the assets (with the exception of the cash) and the business of Lite King Corp., a manufacturer and assembler of wiring devices, cord sets and sockets. The assets acquired had a total cost of $738,079, consisting of machinery and equipment, inventory, accounts receivable, a non compete clause entered into with Lite King Corp.'s former president and principal shareholder and a rent deposit. The purchase price ($663,079 in cash and a $75,000 five year note payable in quarterly installments with interest of 12%) was determined in arms length negotiations and Daine obtained the funds for the purchase from its own internal sources. There was no material relationship between Daine and Lite King Corp. or any of its officers or directors prior to this transaction. We entered into a six-month consulting agreement with Lite King Corp.'s former president and owner Mr. Jerold Kolton. For the consulting services rendered the Registrant paid Mr. Kolton the sum of $36,000 plus expenses of $9,000 for a total of $45,000.

      In the first quarter of 2000, our management concluded that Lite King would continue to experience declining profit margins in our major core business, seasonal holiday light sets. The declining margins were due to large disparities in labor rates experienced by Lite King, as compared with labor rates existing in Far Eastern markets. Prices offered by Far Eastern competitors continue to decline and we could not compete effectively with these competitors.

      During the first quarter of 2000, we concluded that our best strategy for the future would be to close down our production activities, sell off our business assets (inventory, equipment, customer accounts and Underwriter's Laboratories and Canadian Standards Association product files) and position ourselves in an unrelated business activity. Our management intended to focus our efforts on companies in the fields of information technology, telecommunications and medical instrumentation, with special emphasis on Internet software/hardware, wireless communications, fiber optics and semiconductors.

      We closed down our production facilities in October 2000. All remaining assets and equipment have been liquidated and all operations related to our electrical products' business have been terminated. We entered into an agreement with the owner of the facilities we had been leasing, to terminate our lease effective October 31, 2000. The agreement called for us to pay rent through December 31, 2000, forfeiting our security deposit and interest held by the landlord, and paying real estate and water taxes related to the facilities through October 31, 2000. We have received a written release from the landlord for future rental payments, real estate and water taxes, and of any further obligations and claims by the landlord.

      On March 9, 2001, we entered into a written merger agreement to acquire all of the common stock of National Cabling Services, Inc., an Illinois corporation, which provides professional design and installation of structured cable systems and electronics in support of high speed telecommunication services such as LAN/WAN, VoIP, PBX systems and outside plant systems. The share exchange and business reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, was completed on March 16, 2001. The Agreement and Plan of Merger called for (i) the merger of National Cabling with a wholly owned subsidiary of Lite King, King Cabling Corp, (ii) the exchange of all outstanding common shares of National Cabling for common shares of Lite King, and (iii) the resignation of the existing Board of Directors and Officers of Lite King and the appointment of three members of National Cabling's Board of Directors and Officers to fill their remaining terms. The Agreement called for a shareholder meeting to be called as soon as practicable to ratify the new Board of Directors' appointments. Lite King Corp. functions as the parent company for National Cabling Services, Inc.

      We will continue the operations of National Cabling under the same name. We acquired current assets of approximately $738,244, and leasehold improvements and equipment of approximately $300,742 for total assets of $1,038,986. We have thirteen salaried employees and approximately forty hourly employees. We acquired National Cabling in a share exchange of 5,149,029 shares, share for share pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, under the Agreement. Prior to merger, there was no material relationship between Lite King and National Cabling.

INDUSTRY OVERVIEW

      The telecommunications infrastructure industry market had been growing at double-digit rates. We believe the recent economic downturn has caused companies to cancel, postpone or reduce technology spending beginning in late 2000 and continuing into 2002. This reduction in spending has had and is likely to continue to have an adverse effect on our sales during this time period.

      The services we provide relates to connectivity within a building or campus environment and is not to be confused with the wide-area fiber networks installed by the large network carriers. We provide the connectivity between the network point of presence and the end user's local area network. The excess capacity or "bandwidth glut" is actually beneficial to us in the long term, as the fierce competition among network carriers to fill this excess capacity is bringing prices down significantly, and the availability of more bandwidth drives further demand for our services. Companies can now employ high-speed virtual private network access to remote sites and work-at-home employees. Low cost bandwidth also encourages other applications such as video streaming and video conferencing. Such applications place significant demands on existing local area network infrastructure, requiring companies to upgrade existing local area cabling to take full advantage of these applications.

      Our market can be broken into the following four segments:

      PREMISE INFRASTRUCTURE - This segment of the market includes voice and data cabling within individual buildings. This includes both new construction and replacement of existing cabling with newer designs capable of meeting the demands of high-speed networks. The convergence of voice and data sharing the same infrastructure has created new markets and demands.

      HIGH SPEED TELECOMMUNICATIONS - This market segment includes high-speed network electronics. As advancements are made in computers and computer networking, new network electronic equipment is also developed, accompanied by new software applications. We believe that the demand for bandwidth, in association with bandwidth's decreasing cost, will increase to take full advantage of these new applications and equipment.

      HIGH-SPEED BUILDING INFRASTRUCTURE - This segment of the market includes infrastructure for systems requiring advanced designs to support high-speed networks exceeding 100 megabits per second.

      WIRELESS - This segment is made up of several technologies. The most common is radio frequency (RF) and microwave, used for covering large areas or attaching mobile devices to a network. Point-to-Point infrared laser or microwave is used where a physical connection is impossible or very difficult to achieve. Wireless is often combined with premise and outdoor infrastructure as part of a complete system.

      According to the Telecommunications Industry Association's 2002 Telecommunications Market Review and Forecast, the growth outlook through 2005 is for the telecommunications industry in the United States to increase at a projected 9.5% compound annual rate, rising to $954 billion. The overall international telecommunications market is expected to expand at an 11.9% annual rate, reaching $1.8 trillion in 2005.

      The May 2002 issue of Cabling Installation & Maintenance cites a study by UK based BSRIA Limited, an independent research firm, predicting 2002 sales in the structured cabling market will be up 1% over 2001 and up by 3% by 2003.
After that they expect the market to accelerate rapidly at an 8% per annum growth rate through 2006.

OUR SERVICES

      Lite King, through its wholly owned subsidiary, National Cabling Services, Inc., provides professional design and installation service for advanced structured cable plants in support of high-speed telecommunications systems, wireless systems, inside/outside plants, local area network/wide area network (LAN/WAN) design, project management and associated services.

OUR SUPPLIERS

      We are not dependent upon any one distributor or manufacturer for materials we incorporate into our projects. There exist a multitude of distributors and manufacturers; both domestic and internationally, that are capable of supplying the materials we utilize.

MAJOR CUSTOMERS

      Although we provide our services to a wide variety of customers ranging in size from small privately owned businesses, to government agencies, to large Fortune 500 companies, IBM is our single largest customer. For the nine months ended March 31, 2002 and 2001, IBM accounted for 33% and 76%, respectively, of our net sales. We are considered a preferred vendor for IBM. Each project is awarded on a project-by-project basis. Although we may have several projects with IBM in any given year, there is no obligation or commitment of IBM to award a particular project to us and there is no obligation of Lite King to accept any particular project. Each IBM project is awarded pursuant to a confidential purchase order.

MARKETING

      Lite  King   markets  its   services  to  all  sizes  of   companies   and
organizations. We focus our efforts on all sizes of manufacturing and service-based companies. We believe that the rapid spread of communications technology has created opportunity with companies in almost every industry, and we pursue many different segments.

      Our customers can be divided into two major groups:

      1. VALUE ADDED RESELLERS - These customers have been, and will continue to be a central part of our business. They are usually large, well-known companies like IBM, Verizon, SBC and Hewlett Packard, who are selling a turnkey system to a large client, of which our services are a critical component.

      2. END USERS - This group includes almost every size and type of business, as the need for our services are diverse. The larger customers in this group have information technology (IT) expertise in-house, and usually contract directly for our services. The smaller customers in this group are usually too small to attract the attention of Value Added Resellers, but are not large enough to have the in-house IT expertise. For this reason, they turn to us to assist them with their projects because of our expertise and experience.

      Although the initial cost of developing a relationship with a Value Added Reseller (VAR) is substantially higher than an end-user, the advantages of developing this relationship are immense. A long-term relationship with a VAR usually brings volume, repeat business, and access to new clients. The downside of this type of relationship is that margins tend to be lower than with projects sold to end-users. In addition, risks are concentrated on fewer projects, raising the possibility of financial loss.

      By working with end users directly, we can improve the project margins by capturing part of the mark-up typically charged by a VAR. These projects generally are smaller in scope and require less project management and overhead. Another advantage to this type of customer is the volume of projects available. The downside of this segment is that the cost to acquire a customer, relative to the volume, is quite high with limited repeat business opportunities. However, we believe that these customers can provide a steady stream of service and maintenance work at good margin.

COMPETITION

      Our industry is highly fragmented, dominated primarily by small, single office, locally owned operations, regional firms covering a limited geography, and several larger national companies purporting to offer services throughout the United States. It is believed that none of these companies have even 1% of the overall market. In recent years, some electrical contractors have added communications divisions to compete locally and regionally.

                                   MANAGEMENT

      Our present directors and executive officers are as follows:

        Name                     Age                 Position
 --------------------        -----------     --------------------------
    Craig Massner                 32         President and Director

    Robert Personett              52         Secretary, Treasurer and Director

    Wallace Pennington            63         Director

      The following is a brief description of the background of our directors and executive officers.

      CRAIG MASSNER. Craig Massner, President and Director of Lite King attended Iowa Weslyan College majoring in economics and business administration before entering into the high technology field. He has over eight years experience within the industry and has served as President and Director of Lite King's wholly owned subsidiary, National Cabling Services, Inc. since its formation in 1995.

      ROBERT PERSONETT. Robert Personett, Secretary-Treasurer and Director of Lite King, is a Certified Public Accountant, graduating from Eastern Illinois University with a B.S. in Business, majoring in accounting. Prior to becoming Treasurer and Director for Lite King's wholly owned subsidiary, National Cabling Services, Inc. in 1995, he worked for eight years in the audit and tax departments of Price Waterhouse Coopers and served as Chief Financial Officer of Fort Transfer Company, a large regional transportation company.

      WALLACE PENNINGTON. Wallace Pennington, Director has served as Director of Lite King's wholly owned subsidiary, National Cabling Services, Inc. since its formation in 1995. He graduated from Aurora University with a B.S. in Business. He has over thirty years experience in high technology, serving as Manager of Caterpillar Consulting Services Group, President and General Manager of Pennington & Shurter Information Services, Inc., and Manager of Levy, Ray & Shoup, Inc.

KEY-MAN LIFE INSURANCE

      We maintain key man term insurance on the following directors and executive officers in the amounts indicated:

                Craig Massner                           $500,000
                Robert Personett                        $500,000
                Wallace Pennington                      $500,000

      Lite King's wholly-owned subsidiary, National Cabling Services, Inc. is the owner and sole beneficiary of the policies.

MEETINGS

      During our fiscal year ending June 30, 2001, our Board of Directors met on 3 occasions. Each incumbent director attended at least 100% of the total number of meetings of the Board of Directors on which he served.

COMPENSATION OF DIRECTORS

      Members of our Board of Directors are not compensated for services provided as a director.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended June 30, 2001, 2000 and 1999 paid to Craig Massner, our current President, and Arthur Seidenfeld, our former President (the "Named Executive Officers"). No other executive officer received compensation exceeding $100,000 during the fiscal year ended June 30, 2001.


                                                             SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                        -----------------------------    -----------------------------------------
                                                                           AWARDS
                                                                         ----------
                                                                         RESTRICTED     SECURITIES
                                                                           STOCK        UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR        SALARY      BONUS     AWARD(S)       OPTIONS      COMPENSATION
---------------------------             ----        -------     -----    ----------     ----------    ------------

Craig Massner,                          2001        $40,331      --         --             --             --
President(1)                            2000        $37,600      --         --             --             --
                                        1999        $35,400      --         --             --             --

Arthur Seidenfeld,                      2001         $6,000      --         --             --             --
Former President(2)                     2000        $28,300      --         --             --             --
                                        1999        $63,000      --         --             --             --


------------------------

(1)   Mr. Massner became President of Lite King on March 16, 2001.

(2)   Mr. Seidenfeld resigned as President of Lite King on March 16, 2001.



      The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended June 30, 2001 by the Named Executive Officers.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                                          YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                      NUMBER OF                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                       SHARES                           JUNE 30, 2001                 JUNE 30, 2001
                     ACQUIRED ON      VALUE     ---------------------------
NAME                  EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-----------------    -----------    --------    -----------   -------------    -----------   -------------

Craig Massner            -0-          -0-           -0-            -0-            -0-             -0-

Arthur Seidenfeld        -0-          -0-           -0-            -0-            -0-             -0-



EMPLOYMENT AGREEMENT

      Lite King does not currently have employment agreements with any of its executive officers.

INDEMNIFICATION

      Lite King's Bylaws provide that, except for willful criminal conduct, Lite King will indemnify its directors and officers against third-party liability, including shareholder and/or regulatory actions. In addition, Sections 722-725 of the New York Business Corporation Law provide for indemnification by Lite King.

                            DESCRIPTION OF PROPERTY

     As of June 30, 2001, we owned no real property. Our wholly owned subsidiary, National Cabling Services, Inc., leases the following real estate at the following lease rates:

      a. Office space of 1,550, at a lease rate of $1,184.50 per month, including utilities. The lease term is month-to-month. This lease space is in Morton, Illinois.

      b. Office and warehouse space of, at a lease rate of $4,000.00 per month. The lease term expires May 31, 2002. This lease space is in Springfield, Illinois.

      c. Office and warehouse space of 2,464 square feet, at a lease rate of $1,999.00 per month. The lease term expires January 31, 2005. This lease space is in Indianapolis, Indiana.


                             LITIGATION PROCEEDINGS

      Our wholly owned subsidiary, National Cabling, was a co-defendant in a lawsuit filed by a group of former employees claiming they were not paid prevailing wages on a 1996 project. The parties to the lawsuit entered into an out of court settlement, the result of which was the company paid $45,000 to settle the lawsuit. This expense is included in the statement of operations for the six months ended June 30, 2001.

                             PRINCIPAL SHAREHOLDERS

BENEFICIAL OWNERS

      As of June 17, 2002 other than (i) the persons identified in the following table and (ii) the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

                                                         SHARES
                                                      BENEFICIALLY    PERCENT
NAME AND ADDRESS                     TITLE OF CLASS      OWNED       OF CLASS(1)
----------------                     --------------   ------------   -----------

Paul Dexheimer                        Common Stock      715,100         8.9%
216 Appomatox Drive
Springfield, Illinois  62707

Eric Siebenthal                       Common Stock      699,939         8.7%
1104 Lincoln Road
Marquette Heights, Illinois  61554

------------------------

(1) Applicable percentage is based on 8,014,595 shares outstanding, plus any securities convertible or exchangeable into shares of common stock for the purpose of computing the percentage ownership of such person only.


DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of June 17, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of June 17, 2002, we had 8,014,595 shares of common stock outstanding.

                                   BENEFICIALLY OWNED
NAME AND ADDRESS                         SHARES             PERCENT OF CLASS(1)
----------------                   ------------------       -------------------

Craig Massner                           1,194,109                  14.9%
175 West Courtland Avenue
Morton, Illinois  61550

Wallace Pennington                      1,207,664                  15.1%
175 West Courtland Avenue
Morton, Illinois  61550

Robert Personett                        1,180,727                  14.7%
175 West Courtland Avenue
Morton, Illinois  61550

All officers and directors
  as a group (3 persons)                3,582,500                  44.7%

------------------------

*       Less than 1%.


(1) Applicable percentage of ownership is based on 8,014,595 shares of common stock outstanding, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of June 17, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

     We are aware of the following instances since June 30, 2000, when an executive officer, director or owner of more than ten percent of the outstanding shares of our common stock failed to comply with reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934:

     Lite King has been informed by Craig Massner, President and a Director of Lite King, that during fiscal year 2001 his Form 3 due on April 10, 2001, reporting his acquisition of shares of common stock pursuant to the merger with National Cabling Services, Inc. was filed with the Commission on April 1, 2002.

     Lite King has been informed by Wallace Pennington, a Director of Lite King, that during fiscal year 2001 his Form 3 due on April 10, 2001, reporting his acquisition of shares of common stock pursuant to the merger with National Cabling Services, Inc. was filed with the Commission on April 1, 2002.

     Lite King has been informed by Robert Personett, Secretary, Treasurer and a Director of Lite King, that during fiscal year 2001 his Form 3 due on April 10, 2001, reporting his acquisition of shares of common stock pursuant to the merger with National Cabling Services, Inc. was filed with the Commission on April 1, 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following directors, officers and affiliates of Lite King purchased convertible debentures from Lite King in the amounts and on the dates indicated.

         Robert F. Personett           $165,000         June 25, 2001
         Wallace Pennington            $160,000         June 25, 2001
         Christine Personett            $25,000         July 9, 2001

     The debentures bear interest at twelve percent annually, maturing two years from date of issuance and are convertible into shares of common stock of Lite King at $2.00 per share. The debentures include registration rights.

     As of December 31, 2000, prior to the merger of Lite King Corp and National Cabling Services, Inc., two directors and stockholders of Lite King, Robert F. Personett and Wallace Pennington, had a loan outstanding to Lite King's wholly-owned subsidiary, National Cabling Services, Inc., in the amount of $326,025 bearing an interest rate of 8.5% per year. On June 25, 2001 the individuals exchanged this loan for the convertible debentures the two directors and stockholders hold has indicated above.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Our common stock has been quoted on the Over-the-Counter Bulletin Board maintained by the NASD since November 8, 2001, under the symbol "LKNG."

     The following table sets forth the range of high and low bid quotations for each calendar quarter for our common stock for the prior two years, as well as the first three calendar quarters of 2001.

                                                Bid Price Per Share
                                                -------------------
                                                High            Low
                                                ----            ---
     FISCAL YEAR 1999
     July 1999 to September 1999                N/A             N/A
     October 1999 to December 1999              N/A             N/A
     January 2000 to March 2000                 N/A             N/A
     April 2000 to June 2000                    N/A             N/A


     FISCAL YEAR 2000
     July 2000 to September 2000                N/A             N/A
     October 2000 to December 2000              N/A             N/A
     January 2001 to March 2001                 N/A             N/A
     April 2001 to June 2001                    N/A             N/A


     FISCAL YEAR 2001
     July 2001 to September 2001                N/A             N/A
     October 2001 to December 2001            $1.65           $0.55
     January 2002 to March 14, 2002           $0.86           $0.24


     The above prices were obtained from the Over-the-Counter Bulletin Board. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

     As of June 17, 2002, we believe there were approximately 686 holders of record of our common stock.

     National Cabling Services, Inc. paid $48,950 as a distribution on its stock prior to the merger with Lite King. We do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

     AUTHORIZED CAPITAL STOCK. Our authorized capital stock consists of 50,000,000 of common stock. Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote by our shareholders. As of June 17, 2002, we had 8,014,595 shares of common stock outstanding.

     OPTIONS.  As of June 17, 2002, we had 250,000 outstanding options.

     CONVERTIBLE DEBENTURES. During the six months ended December 31, 2001, the Company issued convertible debentures in the principal amount of $50,000 bringing the total amount of convertible debentures issued and outstanding as of December 31, 2001 to $400,000. The debentures bear interest at twelve percent annually, maturing two years from date of issuance and convertible into shares of common stock of the Company at $2.00 per share. The debentures include registration rights.

     On March 1, 2002 we issued a convertible debenture in the original principal amount of $250,000. This convertible debenture is convertible into shares of our common stock at a price equal to 80% of the average closing bid price of our common stock for the three closing bid prices of our common stock for the five trading days immediately preceding conversion. If such conversion had taken place on March 1, 2002, then the holder of the convertible debenture would have received 1,019,160 shares of common stock. This convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Lite King's option, this debenture may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

     On March 1, 2002, we issued a convertible debenture in the original principal amount of $843,823 as a partial commitment fee in connection with the Equity Line of Credit. This convertible debenture is convertible into shares of common stock at a price per share equal to $0.41, which equals 2,058,105 shares. This convertible debenture accrues interest at rate of 5% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Lite King's option, this debenture may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

     TRANSFER AGENT AND REGISTRAR. Jersey Transfer Trust and Company is the transfer agent and registrar for our common stock. Its address is 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044.


                                    EXPERTS

      The accompanying consolidated balance sheet of Lite King as at June 30, 2001 and the related consolidated statements of operations and stockholders' deficit and cash flows for the six months ended June 30, 2001, included in this Prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to Lite King's ability to continue as a going concern as described in Note 13 to the financial statements) of Greenberg & Company CPA's LLC, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of National Cabling Services, Inc. as of December 31, 2000 and 1999, and for the years then ended, included in this Prospectus, have been so included in reliance on the report of Greenberg & Company CPA's LLC, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.


                             AVAILABLE INFORMATION

     For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

     Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                                 LITE KING CORP.

                              FINANCIAL STATEMENTS

                                     INDEX

                                                                                                     PAGE
                                                                                                     ----
LITE KING CORP.

Consolidated Balance Sheet as of March 31, 2002                                                        F-2
Consolidated Statements of Operations for the Nine Months Ended March 31, 2002 and 2001                F-4
Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 2002 and 2001                F-6
Summary of Significant Accounting Policies for the Nine Months Ended March 31, 2002 and 2001           F-8
Notes to the Consolidated Financial Statements for the Nine Months Ended March 31, 2002 and 2001       F-12

Report of Independent Certified Public Accountants                                                     F-20
Consolidated Balance Sheet as of June 30, 2001                                                         F-21
Consolidated Statement of Stockholders' Deficit for the Period January 1, 2000 to June 30, 2001        F-23
Consolidated Statements of Operations for the Six Months Ended June 30, 2001 and 2000                  F-24
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2001 and 2000                  F-25
Summary of Significant Accounting Policies for the Six Months Ended June 30, 2001 and 2000             F-27
Notes to the Consolidated Financial Statements for the Six Months Ended June 30, 2001 and 2000         F-31

NATIONAL CABLING SERVICES, INC.

Independent Auditor's Report                                                                           F-38
Balance Sheet as of December 31, 2000 and 1999                                                         F-39
Statements of Operations for the Years Ended December 31, 2000 and 1999                                F-41
Statements of Stockholders' Deficit for the Years Ended December 31, 2000 and 1999                     F-42
Statements of Cash Flows for the Years Ended December 31, 2000 and 1999                                F-45
Summary of Significant Accounting Policies for the Years Ended December 31, 2000 and 1999              F-44
Notes to the Financial Statements for the Years Ended December 31, 2000 and 1999                       F-47


                              LITE KING CORPORATION

                               FINANCIAL STATEMENT

                                 MARCH 31, 2002

                             LITE KING CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                       March 31,
                                                                         2002
                                                                       ---------

                                    ASSETS
                                    ------

CURRENT ASSETS
  Cash and cash equivalents                                          $   22,252
  Trade accounts receivable, less
    allowance for doubtful accounts
    of $12,973                                                          268,424
  Inventories                                                            98,067
                                                                     ----------

    Total Current Assets                                                388,743
                                                                     ----------

PROPERTY AND EQUIPMENT
  Leasehold improvements                                                 25,152
  Office furniture and fixtures                                          30,870
  Vehicles                                                              257,446
  Warehouse equipment                                                     2,893
  Computers                                                             203,758
  Equipment under capital lease                                          82,237
                                                                     ----------

    Total, at cost                                                      602,356

    Less accumulated depreciation                                     (413,938)
                                                                     ----------
    Net property and equipment                                          188,418
                                                                     ----------

OTHER ASSETS
  Deposit                                                                   681
                                                                     ----------

    Total Other Assets                                                      681
                                                                     ----------

TOTAL ASSETS                                                        $   577,842
------------                                                         ===========


                See accompanying summary of accounting policies
                       and notes to financial statements.

                              LITE KING CORPORATION
                            CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                       March 31,
                                                                         2002
                                                                       ---------
                LIABILITIES AND STOCKHOLDERS' DEFICIT
                -------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                   $   538,921
  Secured Borrowing                                                       58,866
  Notes payable to bank                                                  149,844
  Current maturities of long-term debt                                    37,286
  Current maturities of obligations under capital lease                   26,208
  Sales tax payable                                                        2,757
  Accrued payroll                                                         13,358
  Payroll tax payable                                                    134,480
  Accrued vacation                                                        27,614
                                                                     -----------

    Total current liabilities                                            989,334
                                                                     -----------

LONG TERM LIABILITIES
  Long-term debt, less current maturities                                    -0-
  Obligations under capital lease, less
    current maturities                                                     6,915
  Convertible debentures, net of unamortized Discount
    of $25,000                                                         1,468,823

    Total long-term liabilities                                        1,475,738
                                                                     -----------

    Total liabilities                                                  2,465,072
                                                                     -----------

STOCKHOLDERS' DEFICIT
  Common stock, $.001 par value; 50,000,000 shares
    authorized; 8,014,595 issued and outstanding                           8,015
  Capital returned                                                      (48,950)
  Additional paid in capital                                             229,435
  Accumulated (deficit)                                              (2,075,730)
                                                                     -----------

     Total stockholders' deficit                                     (1,887,230)
                                                                     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $  577,842
-------------------------------------------                           ==========


                See accompanying summary of accounting policies
                       and notes to financial statements.

                            LITE KING CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                     For the Nine Months Ended
                                                              March 31,
                                                    ----------------------------
                                                         2002          2001
                                                    -------------  -------------

NET SALES                                            $  1,263,771   $  2,083,048

COST OF SALES                                           1,084,933      1,913,225
                                                     ------------   ------------

  Gross profit                                            178,838        169,823
                                                     ------------   ------------

SELLING, GENERAL AND ADMINISTRATIVE
  Administrative salaries                                 283,535        377,421
  Office rent expenses                                     46,783         45,295
  Professional fees                                       231,111         92,319
  Utilities and telephone                                  92,881         75,521
  Depreciation expense                                     21,533         34,394
  Other selling, general and administrative               113,796         70,547
  Office supplies                                          31,992         37,564
  Bad debt expense                                            -0-          1,130
                                                     ------------    -----------

    Total                                                 821,631        734,191

    Income (Loss) from operations                       (642,793)      (564,368)
    Interest expense                                       95,299        112,483
                                                     ------------    -----------
NET INCOME (LOSS)                                    $  (738,092)    $ (676,851)
                                                     ============    ===========
  Basic and diluted earnings (loss ) per share       $      (.10)    $     (.15)
                                                     ============    ===========
  Weighted average number of common shares
     outstanding - basic                                7,657,309      4,585,597
                                                     ============    ===========
  Weighted average number of common shares
     outstanding - diluted                              7,707,309      4,585,597
                                                     ============    ===========


                See accompanying summary of accounting policies
                       and notes to financial statements.

                             LITE KING CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                      For the Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                          2002          2001
                                                      ------------   -----------

NET SALES                                             $   317,671    $   301,240
COST OF SALES                                             283,622        470,657
                                                      -----------    -----------

  Gross profit                                             34,049      (169,417)
                                                      -----------    -----------
SELLING, GENERAL AND ADMINISTRATIVE
  Administrative salaries                                  90,787        103,372
  Office rent expenses                                     20,150         14,838
  Professional fees                                       121,406         81,274
  Utilities and telephone                                  35,429         31,542
  Depreciation expense                                      7,542          8,314
  Other selling, general and administrative                37,470         28,875
  Office supplies                                           6,222         11,778
                                                      -----------     ----------

    Total                                                 319,006        279,993
                                                      -----------     ----------

    Income (Loss) from operations                       (284,957)      (449,410)
    Interest expense                                       28,344         24,498
                                                      -----------     ----------

NET INCOME (LOSS)                                    $  (313,301)    $ (473,908)
                                                     ============    ===========

  Basic and diluted earnings (loss) per share        $      (.04)    $     (.09)
                                                     ============    ===========
  Weighted average number of common shares
    outstanding - basic                                 7,777,578      5,156,791
                                                     ============    ===========
  Weighted average number of common shares
    outstanding - diluted                               7,827,578      5,156,791
                                                     ============    ===========


                See accompanying summary of accounting policies
                       and notes to financial statements.

                              LITE KING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                     For the Nine Months Ended
                                                             March 31,
                                                    ----------------------------
                                                        2002             2001
                                                    -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                 $ (738,092)      $ (676,851)
  Adjustments to reconcile net income
    (Loss) to net cash provided by operating
        activities:
      Depreciation                                       65,789           93,916
      Gain on sale of equipment                           (700)            (543)
  Effects of changes in operating assets and
        liabilities:
    Restricted Cash                                      10,000              -0-
    Deposits                                                -0-         (14,816)
    Prepaid expenses                                        -0-           12,045
    Trade accounts receivable                          (48,704)          303,992
    Accounts receivable from employees                       59            1,550
    Account receivable from stockholders                    -0-              241
    Inventories                                         131,257          301,259
    Costs and estimated earnings in excess
        of billings                                         -0-         (42,867)
    Accounts payable                                    200,023         (46,445)
    Secured Borrowing                                    58,866              -0-
    Accrued sales tax                                  (33,258)          (5,343)
    Accrued payroll                                    (13,430)         (20,292)
    Payroll tax payable                                  30,532              -0-
    Accrued vacation                                      3,279           15,816
    Other accrued liabilities                          (20,790)            (385)
                                                    -----------      -----------
      Net cash provided by (used in) operating
        activities                                    (355,169)         (78,723)
                                                    -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of equipment                           700            5,225
  Purchase of property and equipment                      (941)          (5,894)
                                                    -----------      -----------
    Net cash provided by (used in) investing
        activities                                        (241)            (669)
                                                    -----------      -----------


                See accompanying summary of accounting policies
                       and notes to financial statements.

                             LITE KING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)
                                  (UNAUDITED)


                                                      For the Nine Months Ended
                                                              March 31,
                                                     ---------------------------
                                                         2002            2001
                                                     ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) under line-of credit      $     (156)    $    42,934
  Payments on obligations under capital lease            (13,628)       (22,772)
  Payments on long-term debt                             (36,939)       (55,776)
  Proceeds from (payments on) notes payable
        to stockholders                                       -0-       (63,592)
  Proceeds from (payments on) Convertible
        Debentures                                        275,000            -0-
  Issuance of common stock                                    -0-        714,087
                                                      -----------     ----------
    Net cash provided by (used in) financing
        activities                                        224,277        614,881
                                                      -----------     ----------

NET INCREASE (DECREASE)IN CASH AND CASH EQUIVALENTS     (131,133)        535,489

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD            153,385         44,078
                                                      -----------     ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD              $    22,252     $  579,567
                                                      ===========     ==========


                See accompanying summary of accounting policies
                       and notes to financial statements.

                              LITE KING CORPORATION
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                 FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)

Lite King Corporation (LK) was incorporated in New York on January 4, 1990 and was formerly engaged in the manufacture and assembly of wiring devices. During 2000, LK discontinued its manufacturing and assembly business and sold off its business assets to position itself as a merger candidate. (See Reverse Acquisition). LK currently functions as the parent company for National Cabling Services, Inc.

National Cabling Services, Inc. (NCSI) was incorporated on June 21, 1995 in the state of Illinois. The Company's principal business activity is the design and installation of cabling for computer networks. On June 30, 2001, the Company elected to change its fiscal year from December 31 to June 30. Significant accounting policies followed by the Company are presented below.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONSOLIDATION

During the period from January 1, 2000 through March 16, 2001 the financial statements include only the accounts of NCSI. After March 16, 2001 the Company's accounts also include those of Lite King Corp. (See Reverse Acquisition). All significant intercompany transactions have been eliminated in consolidation.

RECLASSIFICATIONS

Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.

                              LITE KING CORPORATION
                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                    (UNAUDITED)
                                    (CONTINUED)

INVENTORIES

Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. Inventories consist principally of raw materials.

LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements are depreciated on the straight-line or accelerated methods over their estimated useful lives, which range from five to thirty-nine years.

Equipment consists of various warehouse equipment, vehicles, computer equipment, and office furniture and equipment. These assets are depreciated on the straight-line or accelerated methods over their estimated useful lives, which range from three to seven years.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising expense for the nine months ended March 31, 2002 and 2001 was $13,824 and $-0-, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

                               LITE KING CORPORATION
                    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                    (UNAUDITED)
                                    (CONTINUED)

RECOGNITION OF REVENUES AND COST

The Company maintains its accounting records on the accrual basis of accounting. Revenues from fixed-price installation contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date to estimated total cost for each contract (cost-to-cost method). This method is used because management considers actual expended cost to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, fringes, and insurance costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized. As of September 30, 2001, there were no costs and estimated earnings in excess of billing on uncompleted contracts, nor billings in excess of costs and estimated earnings on uncompleted contracts.

Contracts less than $10,000 are included in material inventory due to size and short duration. Revenue on these contracts are recognized using the completed contract method.

EARNINGS PER SHARE

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share." SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previous fully diluted earnings per share calculation method. SFAS 128 became effective December 31, 1997. The Company follows SFAS 128.

                              LITE KING CORPORATION
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)
                                   (CONTINUED)

REVERSE ACQUISITION

On March 16, 2001 Lite King Corp. (LKC) merged with NCSI in a reverse acquisition. In consideration of receiving all of the issued and outstanding shares of NCSI, LKC issued 5,149,029 restricted shares of common stock to the shareholders of NCSI. LKC had 2,484,646 shares issued and outstanding prior to the merger.

The merger was accounted for as a reverse acquisition since NCSI is the continuing accounting entity under GAAP, as a result of the recapitalization. Accordingly, a recapitalization occurred and no goodwill was recorded and the operating results of LKC have been included in the financial statements from the date of consummation of the merger. On this basis, the historical financial statements prior to March 16, 2001 represent the financial statements of NCSI. The historical shareholders' equity accounts of NCSI as of December 31, 2000 have been retroactively restated for all periods presented to reflect the recapitalization.

                               LITE KING CORPORATION
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                    (UNAUDITED)
                                    (CONTINUED)

NOTE 1 - DEBT

Note Payable to Bank
--------------------

On March 1, 2002, the Company obtained a $149,844 short-term note payable. As of March 31, 2002, the note balance was $149,844. The note is payable on August 2, 2002 and bears interest at a fixed rate of 6% per annum. The note is collateralized by substantially all of the Company's assets and personally guaranteed by two shareholders.

Long-term Debt
--------------

Long-term debt consists of the following:

                                                                      March 31,
                                                                        2002
                                                                     -----------
Commercial note payable to Marquette Bank, requiring
  monthly installments of $1,111 including interest at
  8.75 percent per year, with final payment due in
  June 2002, secured by substantially all of the
  Company's assets                                                    $    5,495

Commercial note payable to Marquette Bank, requiring
  monthly installments of $4,055 including interest at
  8.75 percent per year, with final payment due
  in October 2002 secured by various vehicles.                            31,791
                                                                      ----------
  Total                                                                   37,286

  Less current portion                                                    37,286
                                                                      ----------

Long-term portion                                                      $     -0-
                                                                      ==========

  Future maturities of long-term debt are as follows:

  2002                                                                $   37,286
                                                                      ----------

  TOTAL                                                               $   37,286
                                                                      ==========

                             LITE KING CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)
                                   (CONTINUED)


Note 2 - CONVERTIBLE DEBENTURES

During June and July 2001, the Company issued Convertible Debentures in the amount of $400,000. The debentures mature in two years and bear interest at twelve percent annually, payable annually. The holder of a Debenture will have the right at any time after thirty days from the issuance until maturity to voluntarily convert to common shares of the issuer at a price of two (2) dollars per share. The Debenture holder will be forced to convert to common stock if the common stock is trading in an over-the-counter market or on a listed exchange and the average bid price of the common stock on the issuer has maintained a price of two dollars per share or higher for five consecutive trading days.

During February 2002, the Company issued convertible Debentures in the amount of $250,000 with discount value of $25,000. This debenture matures on February 22, 2004 and bears interest at five percent annually. The interest will be paid at the time of maturity or on the conversion date. The holder is entitled to convert, and sell on the same day, at any time from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares of the Company's common stock at a price per share equal to either an amount equal to one hundred twenty percent of the closing bid price of the Common Stock or eighty percent of the average of the three day lowest Closing Bid Prices of the Common Stock for the five trading days immediately proceeding conversion day.

During February 2002, the Company issued Convertible Debentures in the amount of $843,823 to a financing company under a Placement Agency Agreement and Equity Credit Line Agreement. Under this agreement, the Company will receive up to $20,000,000 under the Equity Credit Line. This debenture matures on February 7, 2007 and bears interest at five percent annually. The interest will be paid at the time of maturity or on the conversion date. The holder is entitled to convert, and sell on the same day, at any time from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares of the Company's common stock at a price per share equal to forty one cents.


NOTE 3 - OBLIGATIONS UNDER CAPITAL LEASE

The Company is leasing equipment under capitalized leases which expire at various dates through March 2003. Accumulated depreciation on the equipment as of March 31, 2002 is $34,310.

                             LITE KING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)
                                   (CONTINUED)

Future minimum lease payments under these leases are as follows:

       2002                                          $   19,528
       2003                                              15,722
                                                     ----------
       Total minimum lease payments                      35,250

       Less amounts representing interest                 2,127
                                                     ----------

       Present value of minimum lease payments        $  33,123
                                                      =========

NOTE 4 - CASH FLOW DISCLOSURES

Cash paid for interest and income taxes was as follows:

                                                    March 31,         March 31,
                                                      2002              2001
                                                    ---------         ---------

Interest                                              $88,174          $45,902
Income taxes                                              -0-              -0-

Non-cash Transactions
Issuance of convertible debentures for equity
  line of  credit.  Amount  charged to
  additional paid in Capital account.                 843,823              -0-

Issuance of 380,920 shares of common Stock for
  equity line of credit.  Amount Charged
  to additional paid in Capital account.              156,177              -0-


NOTE 5 - COMMITMENTS AND CONTINGENCIES

During six months ended December 31, 2001 the Company entered in a "Sale and Purchase Agreement" with a lender for the sale of certain trade receivables to the lender. The Company is obligated under the agreement to repurchase any receivables sold that remains unpaid for 90 days following its original invoice date. Therefore, the Company adopted Financial Accounting Standard (FAS) 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" and has classified these transactions as secured borrowings. The agreement allows the Company to borrow up to 80% of receivables sold or Maximum Credit ($400,000), whichever is less. A factoring fee of 1% each 30 days is charged on face value of each financed invoice. Additional fee includes finance fee of Prime plus 5% on the average daily financed balance payable monthly in arrears. Application of receipts for interest calculation will occur after four business days. The term is based on six months with six month renewals (30 day advance written notice for rate negotiation or termination).

                             LITE KING CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)
                                   (CONTINUED)

The Company's wholly owned subsidiary, NCSI, was a co-defendant in a lawsuit filed by a group of former employees claiming they were not paid prevailing wages on a 1996 project. The parties to the lawsuit have entered into an out-of-court settlement, the result of which was the Company had to pay $45,000 to settle these claims. This expense is included in the six months ended June 30, 2001. As a result of the settlement, the Company accrued payroll taxes payable of $98,643 as of June 30, 2001. No payroll tax payment was made for the nine months ended March 31, 2002. An additional $17,633 was accrued for interest and penalty to the Internal Revenue Service. As of March 31, 2002, the outstanding payroll tax payable balance was $134,480.

The Company leases office and warehouse space under noncancellable operating leases expiring in 2002. Future minimum lease payments under these leases are as follows:

                       2002                        $4,000
                                                   -------
                       TOTAL                       $4,000
                                                   =======


Total rental expense for the three months ended March 31, 2002 and 2001 was $26,915 and $38,173, respectively. Rental expense for the nine months ended March 31, 2002 and 2001 was $62,823 and $61,991, respectively.


NOTE 6 - SIGNIFICANT CONCENTRATIONS
-----------------------------------

Accounting principles generally accepted in the United States of America require disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations. These matters include the following:

Approximately 40 and 77 percent of the Company's net sales for the three months ended March 31, 2002 and 2001, respectively, were from one unrelated customer. For the nine month period ended March 31, 2002 and 2001 orders to one unrelated customer amounted to 33 and 76 percent of the Company's sales. The accounts receivable from this customer at March 31, 2002 and 2001 were $12,540 and $91,852, respectively.


NOTE 7 - COMMON STOCK
---------------------

On January 16, 2001 the Company's wholly owned subsidiary, NCSI, effected a ten thousand (10,000) for one (1) split of NCSI's Class A common stock and increased the number of authorized shares from 430 to 10,000,000. Concurrently, NCSI authorized one million (1,000,000) shares of no par preferred stock and also canceled all of the 570 shares of Class B common stock authorized issued and outstanding. None of the preferred stock has been issued.

                              LITE KING CORPORATION
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)
                                   (CONTINUED)

     All share and per share amounts are retroactively restated to give effect for the split within these financial statements.


NOTE 8 - EQUITY LINE OF CREDIT AGREEMENT

On February 14, 2002, the Company entered into an equity line of credit agreement with Cornell Capital. Subject to terms and conditions of the agreement, the Company can issue and sell to Cornell Capital, from time to time, up to $20,000,000 of the Company's common stock. The term of the agreement is thirty-six months. The purchase price of the stock is based on future market price of the common stock less a 9% discount.

In return, the Company agreed to pay this financial company a total of $1,000,000 in the form of 380,920 common stock shares issued at a price of $.41 per share equating to a cost of $156,177, and $843,823 of convertible debentures at five percent interest annually maturing on February 7, 2007 (See Note 2). This equity line of credit agreement is subject to the approval of the U. S. Securities and Exchange Commission.


NOTE 9 - POSTRETIREMENT EMPLOYEE BENEFITS

The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (postretirement). Therefore, no provision is required under SFAS's 106 or 112.


NOTE 10 - INCOME TAXES

     Income taxes are accrued at the statutory U.S. and state income tax rates.


Income tax expenses are as follows:
                                                                       March 31,
                                                                         2002
                                                                      ----------
Current tax expense benefit:
  Income tax at statutory rates                                        $     -0-

Deferred tax expense (benefit):
  Operating Loss Carryforward                                          (273,095)
                                                                      ----------

  Total                                                                (273,095)

Valuation allowance                                                      273,095
                                                                      ----------

  Total Tax Expense (Benefit)                                          $     -0-
                                                                      ==========

                                LITE KING CORPORATION
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                     (UNAUDITED)
                                     (CONTINUED)


The tax effect of significant temporary differences, which comprise the deferred tax assets are as follows:

                                                                      March 31,
                                                                        2002
                                                                    ------------
Deferred tax assets:
  Operating loss carryforwards                                       $   557,659
                                                                     -----------
  Gross deferred tax assets                                              557,659
  Valuation allowance                                                  (557,659)
                                                                     -----------

  Net deferred tax assets                                              $     -0-
                                                                     ===========

On October 1, 2000, the Company terminated the election to be taxed as subchapter S corporation under IRC Section 1361. Currently, the Company is taxed as a "C" corporation. Prior to October 1, 2000, the Company was taxed as a subchapter S corporation. All income and deductions pass through to the shareholders individually. Therefore, no federal and state income taxes have been reflected in the financial statements prior to October 1, 2000.

The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $1,538,000. This loss is allowed to be offset against future income until the year 2021 when the NOL's will expire.

The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to substantial losses.

NOTE 11 - OPERATIONS AND LIQUIDITY

The Company has incurred losses for the twelve months ended December 31, 2000, for the six months ended June 30, 2001 and for the nine months ended March 31, 2002. Until the Company's sales are sufficient to cover operating costs, the Company will need to fulfill working capital requirements through the sale of stock and the issuance of debt.

The ability of the Company to continue its operation is dependent on its having sufficient financial resources to bring its products and services to market. As a result of its recent losses, negative cash flows from operations, and accumulated deficits at March 31, 2002, there is doubt about the Company's ability to continue as a going concern, unless additional equity or debt financing is obtained.

Management believes that its current working capital, anticipated revenues and subsequent sales of stock and placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from March 31, 2002. However, any projections of future cash requirements and cash flows are subject to substantial uncertainty. There can be no assurance that sufficient financing will be available in amounts or on terms acceptable to the Company.

                               LITE KING CORPORATION
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED MARCH 31, 2002 and 2001
                                   (UNAUDITED)
                                   (CONTINUED)

NOTE 12 - STOCK OPTIONS AND WARRANTS

On April 7, 2001, the Company granted an option to purchase 50,000 shares of common stock for $1,000 on or after July 1, 2001, for financial consulting services. Since there is nothing in the agreement indicating the fair value of the services provided for this option, the fair value of the equity instrument issued (FAS 123, Paragraph 8) was used. As the result of granting this option, $13,087 was recorded as stock based financial consulting fee expense for the six months ended June 30, 2001. This option was outstanding at March 31, 2002 and is included in the diluted weighted average number of common shares outstanding calculation.

NOTE 13 - INTERIM FINANCIAL REPORTING

The unaudited financial statements of the Company for the period July 1, 2001 through March 31, 2002 have been prepared by management from the books and records of the Company, and reflect, in the opinion of management, all adjustments necessary for a fair presentation of the financial position and operations of the Company as of the period indicated herein, and are of a normal recurring nature.

                              LITE KING CORPORATION

                               FINANCIAL STATEMENTS

                                  JUNE 30, 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Lite King Corp.
Morton, Illinois


     We have audited the accompanying consolidated balance sheet of Lite King Corp. as at June 30, 2001 and the related consolidated statements of operations and stockholders' deficit and cash flows for the six months ended June 30, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Lite King Corp. at June 30, 2001, and the consolidated results of its operations and cash flows for the six months ended June 30, 2001 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     GREENBERG & COMPANY LLC

Springfield, New Jersey
August 17, 2001

                             LITE KING CORPORATION
                           CONSOLIDATED BALANCE SHEET

                                    ASSETS

                                                                   June 30, 2001
                                                                   -------------
CURRENT ASSETS
  Cash and cash equivalents                                             $153,385
  Restricted cash                                                         10,000
  Trade accounts receivable, less
    allowance for doubtful accounts of $12,973                           219,720
  Accounts receivable from employees                                          59
  Inventories                                                            229,324
                                                                   -------------

    Total Current Assets                                                 612,488

PROPERTY AND EQUIPMENT
  Leasehold improvements                                                  25,152
  Office furniture and fixtures                                           30,870
  Vehicles                                                               265,414
  Warehouse equipment                                                      2,893
  Computers                                                              202,817
  Equipment under capital lease                                           82,237
                                                                   -------------

    Total, at cost                                                       609,383
                                                                   -------------

      Less accumulated depreciation                                      356,117
                                                                   -------------

  Net property and equipment                                             253,266
                                                                   -------------
OTHER ASSETS
    Deposit                                                                  681
                                                                   -------------

      Total Other Assets                                                     681
                                                                   -------------

TOTAL ASSETS                                                            $866,435
                                                                   =============

                See accompanying summary of accounting policies
              and notes to the consolidated financial statements.

                              LITE KING CORPORATION
                            CONSOLIDATED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                                   June 30, 2001
                                                                   -------------

CURRENT LIABILITIES
  Accounts payable                                                 $     338,901
  Notes payable to bank                                                  150,000
  Current maturities of long-term debt                                    58,579
  Current maturities of obligations under
     capital lease                                                        31,479
  Accrued sales tax                                                       36,015
  Accrued payroll                                                        130,736
  Accrued vacation                                                        24,335
  Other accrued liabilities                                               20,790
                                                                   -------------

    Total current liabilities                                            790,835

LONG TERM LIABILITIES
  Long-term debt, less current maturities                                 15,646
  Obligations under capital lease, less current maturities                15,272
  Convertible debentures                                                 350,000
                                                                   -------------

    Total long-term liabilities                                          380,918
                                                                   -------------

    Total liabilities                                                  1,171,753
                                                                   -------------

STOCKHOLDERS' DEFICIT
  Common stock, $.001 par value; 50,000,000 shares
     authorized; 7,633,675 issued and outstanding                          7,634
  Capital returned                                                      (48,950)
  Additional paid in capital                                           1,073,639
  Accumulated deficit                                                (1,337,641)
                                                                   -------------

    Total stockholders' deficit                                        (305,318)
                                                                   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $     866,435
                                                                   =============


                See accompanying summary of accounting policies
              and notes to the consolidated financial statements.


                                                              LITE KING CORPORATION

                                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                                 FOR THE PERIOD JANUARY 1, 2000 TO JUNE 30, 2001

                            COMMON STOCK
                       ----------------------     -----------------------------------------------------------------------------
                                                                 ADDITIONAL                                          TOTAL
                        NUMBER OF     $0.001        CAPITAL       PAID-IN       ACCUMULATED    SUBSCRIPTION       STOCKHOLDERS'
                         SHARES     PAR VALUE      RETURNED       CAPITAL         DEFICIT       RECEIVABLE         DEFICIT
                        ---------   ---------      ---------    ----------      -----------    ------------       ------------
Balances at

  January 1, 2001       4,300,000   $   4,300      $(48,950)    $      -0-     $  (595,432)     $  (3,300)        $(643,382)

Payment of
  Subscription                 --          --             --            --               --          3,300            3,300

Issuance of Common
  Stock                   849,029         849             --       368,337               --             --          369,186

Reverse Acquisition     2,484,646       2,485             --       705,302               --             --          707,787

Net loss for the
  six months ended
  June 30, 2001                --          --              --           --        (742,209)             --        (742,209)

Balances at
  June 30, 2001         7,633,675   $   7,634       $(48,950)   $1,073,639     $(1,337,641)     $      -0-      $ (305,318)


                                        See accompanying summary of accounting policies
                                        and notes to consolidated financial statements.

                             LITE KING CORPORATION
                             ---------------------
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                                                            FOR THE
                                                        SIX MONTHS ENDED
                                                            JUNE 30,
                                               --------------------------------
                                                     2001             2000
                                               ---------------   --------------
                                                                  (UNAUDITED)
                                               ---------------   --------------

NET SALES                                          $ 711,513        $3,133,172
---------
COST OF SALES                                        681,985         2,609,280
-------------                                      ---------        ----------


  Gross profit                                        29,528           523,892
                                                   ---------        ----------

SELLING, GENERAL AND ADMINISTRATIVE
-----------------------------------
  Advertising                                         14,919             2,503
  Administrative salaries                            217,048           232,795
  Stock based compensation                            54,000               -0-
  Stock based financial consulting fees               26,504               -0-
  Meals and entertainment                              4,883            10,960
  Office rent expenses                                30,885            22,290
  Professional fees                                  142,863            24,837
  Group insurance                                     30,508            21,032
  Utilities and telephone                             50,459            64,302
  Auto and truck expense                              12,595            10,764
  Depreciation expense                                49,701            64,524
  Miscellaneous                                       50,441            11,620
  Equipment rental                                     1,198             5,812
  Office supplies                                     26,999            32,969
  Bad debt expense                                    14,387               -0-
  Interest expense                                    44,347            39,833
                                                   ---------        ----------

    Total                                            771,737           544,241
                                                   ---------        ----------

    Income (Loss) before income tax                (742,209)          (20,349)

INCOME TAX EXPENSE                                       -0-               -0-
------------------                                ---------        ----------

NET INCOME (LOSS)                                 $(742,209)        $ (20,349)
-----------------                                 ==========        ==========
  Basic earnings (loss) per share
                                                  $    (.11)        $      NIL
                                                  ==========        ==========

  Weighted average number of common shares
    outstanding - basic                            6,713,944         4,300,000
                                                  ==========        ==========

  Diluted earnings (loss) per share               $    (.11)        $      NIL
                                                  ==========        ==========

  Weighted average number of common shares
    outstanding - diluted                          6,737,425         4,300,000
                                                  ==========        ==========


                See accompanying summary of accounting policies
              and notes to the consolidated financial statements.

                             LITE KING CORPORATION
                             ---------------------
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                       -------------------------------------


                                                  FOR THE SIX MONTHS ENDED
                                                           JUNE 30,
                                               --------------------------------
                                                     2001             2000
                                               ---------------   --------------
                                                                  (UNAUDITED)
                                               ---------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
  Net income (loss)                                $(742,209)        $ (20,349)
  Adjustments to reconcile net income
        (loss) to net cash provided by
        operating activities:
    Depreciation                                       57,969            72,748
    Gain on sale of equipment                           (541)               -0-
    Stock based compensation                           54,000               -0-
    Stock based financial consulting fees              26,504               -0-
  Effects of changes in operating assets
        and liabilities:
    Restricted Cash                                  (10,000)               -0-
    Deposits                                           15,000             (500)
    Trade accounts receivable                         145,379           (7,385)
    Accounts receivable from employees                   (59)             1,200
    Accounts receivable from stockholders               9,423            42,117
    Inventories                                         5,811         (114,092)
    Costs and estimated earnings in excess
        of billings on uncompleted contracts           98,778           164,267
    Accounts payable                                 (86,784)               452
    Accrued sales tax                                 (2,796)             5,993
    Accrued payroll                                    85,751          (13,843)
    Accrued vacation                                  (4,024)            14,180
    Other accrued liabilities                           7,703           (3,977)
                                                 ------------      ------------
      Net cash provided by (used in)
        operating activities                        (340,095)           140,811
                                                 ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Proceeds from sale of equipment                       3,705               -0-
  Purchase of property and equipment                 (13,657)         (101,577)
                                                 ------------      ------------

      Net cash provided by (used in)
        investing activities                          (9,952)         (101,577)
                                                 ------------      ------------


                See accompanying summary of accounting policies
              and notes to the consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                                   (CONTINUED)
                                   -----------

                                                                      FOR THE SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                       ------------------------
                                                                         2001              2000
                                                                     -----------       ------------
                                                                                        (UNAUDITED)
                                                                     -----------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Net increase (decrease) in bank overdraft                          $      -0-        $   (6,675)
  Net borrowings (payments) under line-of credit                       (204,096)          (21,905)
  Payments on obligations under capital lease                           (13,335)          (13,293)
  Payments on long-term debt                                            (27,088)           13,525
  Proceeds from (payments on) notes payable to stockholders              (5,264)           71,971
  Proceeds from (payments on) Convertible Debentures                     25,000               -0-
  Capital returned                                                          -0-           (48,950)
  Issuance of common stock                                              714,087               -0-
                                                                     -----------       ------------

    Net cash provided by (used in) financing activities                 489,304            (5,327)
                                                                     -----------       ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               139,257            33,907
-----------------------------------------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                           14,128            10,171
----------------------------------------------                       -----------       ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                153,385        $   44,078
----------------------------------------                             -----------       ------------



                See accompanying summary of accounting policies
              and notes to the consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 and 2000
                 -----------------------------------------------

         Lite King Corporation (LK) was incorporated in New York on January 4, 1990 and was formerly engaged in the manufacture and assembly of wiring devices. During 2000, LK discontinued its manufacturing and assembly business and sold off its business assets to position itself as a merger candidate. (See Reverse Acquisition). LK currently functions as the parent company for National Cabling Services, Inc.

         National Cabling Services, Inc. (NCSI) was incorporated on June 21, 1995 in the state of Illinois. The Company's principal business activity is the design and installation of cabling for computer networks. On June 30, 2001, the Company elected to change its fiscal year from December 31 to June 30. Significant accounting policies followed by the Company are presented below.


USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
--------------------------------------------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CASH EQUIVALENTS
----------------

         The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.


RESTRICTED CASH
---------------

         The restricted cash represents a demand deposit from a note payable to bank. See additional disclosure in Note 1.


CONSOLIDATION
-------------

         During the period from January 1, 2000 through March 16, 2001 the financial statements include only the accounts of NCSI. After March 16, 2001 the Company's accounts also include those of Lite King Corp. (See Reverse Acquisition). All significant intercompany transactions have been eliminated in consolidation.


RECLASSIFICATIONS
-----------------

         Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.


         This information is an integral part of the accompanying financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 and 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


INVENTORIES
-----------

         Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.


LEASEHOLD IMPROVEMENTS AND EQUIPMENT
------------------------------------

         Leasehold   improvements  are  depreciated  on  the   straight-line  or
accelerated methods over their estimated useful lives, which range from five to thirty-nine years.

         Equipment consists of various warehouse equipment, vehicles, computer equipment, and office furniture and equipment. These assets are depreciated on the straight-line or accelerated methods over their estimated useful lives, which range from three to seven years.


ADVERTISING
-----------

         The Company expenses advertising costs as incurred.


INCOME TAXES
------------

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

         Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

         This information is an integral part of the accompanying financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 and 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


RECOGNITION OF REVENUES AND COST
--------------------------------

         The Company maintains its accounting records on the accrual basis of accounting. Revenues from fixed-price installation contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date to estimated total cost for each contract (cost-to-cost method). This method is used because management considers actual expended cost to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, union fringes, and insurance costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

         The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized. As of June 30, 2001, there were no costs and estimated earnings in excess of billing on uncompleted contracts, nor billings in excess of costs and estimated earnings on uncompleted contracts.

         Contracts less than $10,000 are included in material inventory due to size and short duration. Revenue from these contracts is recognized under the completed contract method.


EARNINGS PER SHARE
------------------

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share." SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previous fully diluted earnings per share calculation method. SFAS 128 became effective December 31, 1997. The Company follows SFAS 128.

         This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 and 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------

REVERSE ACQUISITION
-------------------

         On March 16, 2001 Lite King Corp. (LKC) merged with NCSI in a reverse acquisition. In consideration of receiving all of the issued and outstanding shares of NCSI, LKC issued 5,149,029 restricted shares of common stock to the shareholders of NCSI. LKC had 2,484,646 shares issued and outstanding prior to the merger.

         The merger was accounted for as a reverse acquisition since NCSI is the continuing accounting entity under GAAP, as a result of the recapitalization. Accordingly, a recapitalization occurred and no goodwill was recorded and the operating results of LKC have been included in the financial statements from the date of consummation of the merger. On this basis, the historical financial statements prior to March 16, 2001 represent the financial statements of NCSI. The historical shareholders' equity accounts of NCSI as of December 31, 2000 have been retroactively restated for all periods presented to reflect the recapitalization.

         This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 and 2000
                 -----------------------------------------------


NOTE 1 - DEBT
-------------


NOTE PAYABLE TO BANK
--------------------

         The note payable to bank is a $400,000 revolving line of credit as of June 30, 2001 of which $150,000 was used as of June 30, 2001. Amounts drawn against the line of credit are payable on July 26, 2001 and bear interest at the local prime lending rate plus 1.0 percent (7.75 Percent at June 30, 2001). The line of credit is collateralized by substantially all of the Company's assets. A deposit of $10,000 is required to be in this bank whenever there is an outstanding balance. As of June 30, 2001, the Company is in compliance with this rule.

                                                                   June 30, 2001
                                                                   -------------
LONG-TERM DEBT
--------------

Long-term debt consists of the following:

Commercial note payable to Marquette Bank, requiring monthly installments of $1,111 including  interest at 8.75 percent per year, with final payment due in June 2002,  secured by
  substantially all of the Company's assets                           $12,700

Commercial note payable to Marquette Bank, requiring monthly installments of $4,055 including  interest at 8.75 percent per year,  with final  payment due in October 2002 secured
  by various vehicles                                                  61,525
                                                                   -------------

    Total                                                              74,225

    Less current portion                                               58,579
                                                                   -------------

LONG-TERM PORTION                                                     $15,646
-----------------                                                  =============

Future maturities of long-term debt are as follows:

  2002                                                                $58,579
  2003                                                                 15,646
                                                                   -------------
    TOTAL                                                             $74,225
                                                                   =============

This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 and 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


NOTE 2 - CONVERTIBLE DEBENTURES
-------------------------------

         During June 2001, the company issued Convertible Debentures in the amount of $350,000. The debentures mature in two years and bear interest at twelve percent annually, payable annually. The holder of a Debenture will have the right at any time after thirty days from the issuance until maturity to voluntarily convert to common shares of the issuer at a price of $2 per share. The Debenture holder will be forced to convert to common stock if the common stock is trading in an over-the-counter market or on a listed exchange and the average bid price of the common stock on the issuer has maintained a price of two dollars per share or higher for five consecutive trading days.


NOTE 3 - OBLIGATIONS UNDER CAPITAL LEASE
----------------------------------------

         The Company is leasing equipment under capitalized leases which expire at various dates through March 2003. Accumulated depreciation on the equipment as of June 30, 2001 is $24,671.

         Future minimum lease payments under these leases are as follows:

                    2002
                                                                     $    35,100

                    2003                                                  15,722
                                                                     -----------

                      Total minimum lease payments                        50,822

                      Less amounts representing interest                   4,071

                    Present value of minimum lease payments          $    46,751
                                                                     ===========

NOTE 4 - ADVERTISING
--------------------


         Advertising expense for the six months ended June 30, 2001 and 2000 totaled $14,919 and $2,503, respectively.


NOTE 5 - CASH FLOW DISCLOSURES
------------------------------

         Cash paid for interest and income taxes was as follows:

                                                       JUNE 30,        JUNE 30,
                                                         2001            2000
                                                      -----------    -----------
                                                                     (UNAUDITED)
                                                      -----------    -----------

                    Interest                          $44,347          $39,833
                    Income taxes                          -0-              -0-


         The  Company  had  the  following   noncash   investing  and  financing
transactions:

         For the six months ended June 30, 2001, $298,769 of notes payable to shareholders were converted to common stock and $320,761 of notes payable to shareholders were converted to Convertible Debentures.

         The Company recognized $54,000 as stock based compensation and $13,417 as stock based financial consulting fees as a result of the issuance of options and warrants during the six months ended June 30, 2001.

         This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


NOTE 6 - LEASE COMMITMENTS
--------------------------

      The Company leases office and warehouse space under noncancellable operating leases expiring in 2002. Future minimum lease payments under these leases are as follows:


                        2002                             $57,568
                                                       ---------

                        TOTAL                            $57,568
                                                       =========

      Total rental expense for the six months ended June 30, 2001 and June 30, 2000 was $42,039 and $29,840, respectively.


NOTE 7 - SIGNIFICANT CONCENTRATIONS
-----------------------------------

      Generally accepted accounting principles require disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations. These matters include the following:

      Approximately 68 and 82 Percent of the Company's net sales for the six months ended June 30, 2001 and 2000, respectively, were from one unrelated customer. The accounts receivable from this customer at June 30, 2001 and 2000 were $41,469 and $95,478, respectively.


NOTE 8 - CONTINGENCY
--------------------

      The Company's wholly owned subsidiary, NCSI, was a co-defendant in a lawsuit filed by a group of former employees claiming they were not paid prevailing wages on a 1996 project. The parties to the lawsuit have entered into an out of court settlement, the result of which was the company had to pay $45,000 to settle these claims. This expense is included in the six months ended June 30, 2001.


NOTE 9 - COMMON STOCK
---------------------

      On January 16, 2001 the Company's wholly owned subsidiary, NCSI, effected a ten thousand (10,000) for one (1) split of NCSI's Class A common stock and increased the number of authorized shares from 430 to 10,000,000. Concurrently, NCSI authorized one million (1,000,000) shares of no par preferred stock and also canceled all of the 570 shares of Class B common stock authorized issued and outstanding. None of the preferred stock has been issued.

      All share and per share amounts are retroactively restated to give effect for the split within these financial statements.

      This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


NOTE 10 - STOCK OPTIONS AND WARRANTS
------------------------------------

      On January 8, 2001, the Company granted an option to purchase 200,000 shares of common stock for $2,000 no later than February 16, 2001. On the same day, the company issued stock purchase warrants to convert the entire principal and interest due of $298,770, under a Promissory Note, into 597,539 shares of common stock no later than February 16, 2001. On November 1, 2000, the company granted an option to purchase 51,490 shares of common stock for $1,000 no later than February 16, 2001. On February 16, 2001, all these options and warrants were exercised. As a result $54,000 was recognized as stock based compensation and $13,417 was recognized as stock based financial consulting fees during the six months ended June 30, 2001.

      On April 7, 2001, the Company granted an option to purchase 50,000 shares of common stock for $1,000 on or after July 1, 2001, for financial consulting service. Since there is nothing in the agreement indicating the fair value of the services provided for this option, the fair value of the equity instrument issued (FAS 123, Paragraph 8) was used. As the result of granting this option, $13,087 was recorded as stock based financial consulting fee expense for the six months ended June 30, 2001.


NOTE 11 - POSTRETIREMENT EMPLOYEE BENEFITS
------------------------------------------

      The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (postretirement). Therefore, no provision is required under SFAS's 106 or 112.

      This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


NOTE 12 - INCOME TAXES
----------------------

      Income taxes are accrued at the statutory U.S. and state income tax rates.

      Income tax expenses are as follows:

                                                                 JUNE 30, 2001
                                                              ------------------
            Current tax expense benefit:
            Income tax at statutory rates                        $         -0-

            Deferred tax expense (benefit):
            Operating Loss Carryforward                               (284,564)
                                                                 ---------------

            Total                                                     (284,564)

            Valuation allowance                                        284,564

            Total Tax Expense (Benefit)                          $         -0-
                                                                 ===============

=============================================================================
      The tax effect of significant temporary differences, which comprise the deferred tax assets are as follows:

                                                                 JUNE 30, 2001
                                                              ------------------
            Deferred tax assets:
            Operating loss carryforwards                         $      284,564
                                                                 ---------------
            Gross deferred tax assets                                   284,564

            Valuation allowance                                       (284,564)
                                                                 ---------------

            Net deferred tax assets                              $         -0-
                                                                 ===============

      On October 1, 2000, the Company terminated the election to be taxed as subchapter S corporation under IRC Section 1361. Currently, the Company is taxed as a "C" corporation. Prior to October 1, 2000, the Company was taxed as a subchapter S corporation. All income and deductions pass through to the shareholders individually. Therefore, no federal and state income taxes have been reflected in the financial statements prior to October 1, 2000.

      The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $800,000. This loss is allowed to be offset against future income until the year 2021 when the NOL's will expire.

      The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to substantial losses.

      This information is an integral part of the accompanying consolidated financial statements.

                              LITE KING CORPORATION
                              ---------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                 FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000
                 -----------------------------------------------
                                   (CONTINUED)
                                   -----------


NOTE 13 - OPERATIONS AND LIQUIDITY
----------------------------------

      The company has incurred losses for the twelve months ended December 31, 2000 and for the six months ended June 30, 2001. Until the Company's sales are sufficient to cover operating costs, the Company will need to fulfill working capital requirements through the sale of stock and the issuance of debt.

      The ability of the Company to continue its operation is dependent on its having sufficient financial resources to bring its products and services to market. As a result of its recent losses, negative cash flows from operations, and accumulated deficits at June 30, 2001, there is doubt about the Company's ability to continue as a going concern, unless additional equity or debt financing is obtained.

      Management believes that its current working capital, anticipated revenues and subsequent sales of stock and placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from June 30, 2001. However, any projections of future cash requirements and cash flows are subject to substantial uncertainty. There can be no assurance that sufficient financing will be available in amounts or on terms acceptable to the Company.

      This information is an integral part of the accompanying consolidated financial statements.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                           DECEMBER 31, 2000 AND 1999
                           --------------------------

                      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To the Board of Directors
National Cabling Services, Inc.
Morton, Illinois

We have audited the accompanying balance sheets of National Cabling Services, Inc. as of December 31, 2000 and 1999, and the related statements of operations, statements of shareholders' deficit and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Cabling Services, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                   GREENBERG & COMPANY LLC



Springfield, New Jersey
January 12, 2001, except for Note 9,
as to which date is March 16, 2001

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                                 BALANCE SHEETS
                                 --------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------

                                     ASSETS
                                     ------

                                                         2000            1999
                                                      ----------      ----------
CURRENT ASSETS
--------------
 Cash and cash equivalents                            $   14,128      $   10,171
 Security deposits                                        15,681             365
 Trade accounts receivable, less allowance
  for doubtful accounts of $24,190 in 2000
  and $28,910 in 1999                                    365,099         500,263
 Accounts receivable from employees                          -0-           1,325
 Accounts receivable from stockholders                     9,423          55,265
 Inventories                                             235,135         395,453
 Costs and estimated earnings in excess of
  billings on uncompleted contracts                       98,778         164,267
                                                      ----------      ----------

          Total current assets                           738,244       1,127,109
                                                      ----------      ----------

LEASEHOLD IMPROVEMENTS AND EQUIPMENT
------------------------------------
 Leasehold improvements                                   25,152          13,764
 Office furniture and fixtures                            30,870          22,997
 Vehicles                                                265,414         204,313
 Warehouse equipment                                       2,893           2,893
 Computers                                               195,479         169,870
 Equipment under capital lease                            82,237             -0-

          Total, at cost                                 602,045         413,837
 Less accumulated depreciation                           301,303         161,170
                                                      ----------      ----------

          Total leasehold improvements and               300,742         252,667
               equipment                              ----------      ----------




TOTAL ASSETS                                          $1,038,986      $1,379,776
------------                                          ==========      ==========


These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting polices and notes to financial statements.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                                 BALANCE SHEETS
                                 --------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

                                                      2000              1999
                                                   ----------        ----------
CURRENT LIABILITIES
-------------------
  Bank overdraft                                   $      -0-        $    6,675
  Accounts payable                                    429,924           573,008
  Notes payable to bank                               354,096           348,526
  Current maturities of long-term debt                 55,686            49,057
  Current maturities of obligations under
   capital lease                                       32,352               -0-
  Accrued sales tax                                    38,811            34,177
  Accrued payroll                                      44,985            53,114
  Accrued vacation                                     28,359               -0-
  Other accrued liabilities                               -0-             4,362
                                                   ----------        ----------

        Total current liabilities                     984,213         1,068,919
                                                   ----------        ----------

LONG-TERM LIABILITIES
---------------------
  Long-term debt, less current maturities
   above                                               45,627           103,129
  Obligations under capital lease, less
    current Maturities                                 27,734               -0-
  Notes payable to stockholders                       624,794           578,867
                                                   ----------        ----------

        Total long-term liabilities                   698,155           681,996
                                                   ----------        ----------

        Total liabilities                           1,682,368         1,750,915
                                                   ----------        ----------

STOCKHOLDERS' DEFICIT
---------------------
  Common stock, no par value; 430 Class A
   and 570 Class B shares authorized,
   issued, and outstanding                              1,000             1,000
  Capital Returned                                    (48,950)              -0-
  Accumulated deficit                                (595,432)         (372,139)
                                                   ----------        ----------

        Total stockholders' deficit                  (643,382)         (371,139)
                                                   ----------        ----------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT        $1,038,986        $1,379,776
--------------------------------------------       ==========        ==========



These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting polices and notes to financial statements.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                     --------------------------------------

                                                   2000             1999
                                               -----------      -----------

NET SALES                                      $ 4,913,160      $ 3,303,959
---------

COST OF SALES                                    4,105,955        2,307,995
-------------                                  -----------      -----------

          Gross profit                             807,205          995,964
                                               -----------      -----------

OPERATING EXPENSES
------------------
  Advertising                                        1,313            8,141
  Bad debt expense                                   1,130           28,910
  Administrative salaries                          506,844          361,129
  Meals and entertainment                           15,559            8,260
  Office rent expense                               52,748           45,643
  Professional fees                                 35,882           17,190
  Group insurance                                   38,028           27,345
  Utilities                                         18,135            9,783
  Telephone                                         90,146           73,771
  Auto and truck expense                            30,205           28,357
  Depreciation expense                              47,208           45,322
  Miscellaneous                                      4,972           11,558
  Equipment rental                                     -0-            7,166
  Temporary living expenses                          3,577              -0-
  Office supplies                                   58,754           56,192
                                               -----------      -----------

          Total operating expenses                 904,501          728,767
                                               -----------      -----------


          Income (loss) from operations            (97,296)         267,197
                                               -----------      -----------

OTHER INCOME (EXPENSE)
----------------------
  Other income                                       2,347                1
  Interest expense                                (127,817)        (115,571)
  Loss on sale of equipment                           (527)          (3,499)
                                               -----------      -----------

          Total other income (expense)            (125,997)        (119,069)
                                               -----------      -----------


NET INCOME (LOSS)                              $  (223,293)     $   148,128
-----------------                              ===========      ===========

Basic earnings (Loss) per share                $   (223.29)     $    148.13
                                               ===========      ===========
Shares used in basic per share calculation           1,000            1,000
                                               ===========      ===========

These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting polices and notes to financial statements.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                       -----------------------------------
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                     --------------------------------------

                                     COMMON      CAPITAL       ACCUMULATED      STOCKHOLDERS'
                                     STOCK       RETURNED        DEFICIT           DEFICIT
                                     -----       --------      -----------      -------------
BALANCE, JANUARY 1, 1999              $1,000     $    -0-      $(520,267)       $(519,267)

  Net Income                             -0-          -0-        148,128          148,128
                                      ------     --------      ---------        ---------

BALANCE, DECEMBER 31, 1999             1,000          -0-       (372,139)        (371,139)


  Net Loss                               -0-          -0-       (223,293)        (223,293)
  Capital Returned
   ($48.95 per share)                    -0-      (48,950)           -0-          (48,950)
                                      ------     --------      ---------        ---------



BALANCE, DECEMBER 31, 2000            $1,000     $(48,950)     $(595,432)       $(643,382)
                                      ======     ========      =========        ==========

These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting polices and notes to financial statements.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                     --------------------------------------

                                                     2000         1999
                                                  ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Net income (loss)                                $(223,293)   $ 148,128
 Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
  Provision for bad debts                             1,130       28,910
  Depreciation                                      142,263       72,671
  Loss on sale of equipment                             527        3,499
  Notes payable to stockholders issued in
   lieu of interest payment                          33,876       61,199
  Effects of changes in operating assets
   and liabilities:
   Security deposits                                (15,316)        (365)
   Trade accounts receivable                        134,034        7,292
   Accounts receivable from employees                 1,325       (1,325)
   Accounts receivable from stockholders             45,842      (55,265)
   Inventories                                      160,318     (320,587)
   Costs and estimated earnings in excess
    of billings on uncompleted contracts             65,489     (164,267)
   Accounts payable                                (143,084)     363,634
   Accrued sales tax                                  4,634       12,188
   Accrued payroll                                   (8,129)      30,707
   Accrued vacation                                  28,359          -0-
   Other accrued liabilities                         (4,362)     (74,401)
                                                  ---------    ---------
     Net cash provided by operating activities      223,613      112,018
                                                  ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
 Proceeds from sale of equipment                      1,500        4,359
 Purchase of leasehold improvements and
  equipment                                        (110,128)    (254,712)
                                                  ---------    ---------
     Net cash used in investing activities         (108,628)    (250,353)
                                                  ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
 Net increase (decrease) in bank overdraft           (6,675)       6,675
 Net borrowings (payments) under line-
  of-credit                                           5,570       90,526
 Payments on obligations under capital lease        (22,151)         -0-
 Payments on long-term debt                         (50,873)     (99,764)
 Proceeds from notes payable to stockholders         47,664      464,637
 Payments on notes payable to stockholders          (35,613)    (322,236)
 Capital Returned                                   (48,950)         -0-
                                                  ---------    ---------
    Net cash provided by (used in) financing       (111,028)     139,838
    activities                                    ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS             3,957        1,503
-----------------------------------------
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR         10,171        8,668
-----------------------------------------------   ---------    ---------

CASH AND CASH EQUIVALENTS, END OF YEAR            $  14,128    $  10,171
-----------------------------------------------   =========    =========


These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting polices and notes to financial statements.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


National Cabling Services, Inc. was incorporated on June 21, 1995 in the state of Illinois. The Company's principal business activity is the design and installation of cabling for computer networks. The Company's fiscal year ends on December 31. Significant accounting policies followed by the Company are presented below.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
--------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, costs and estimated earnings in excess of billings on uncompleted contracts, bank overdraft, accounts payable, notes payable, long-term debt, and obligations under capital lease. The recorded value of these instruments approximates their fair value.

It was not practicable to estimate the fair value of notes payable to stockholders. The amounts reflected in the balance sheet at December 31, 2000 are due on December 31, 2002 and bear interest at rates ranging from 10 - 18 percent per year.

CASH EQUIVALENTS
----------------

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES
-----------

Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

LEASEHOLD IMPROVEMENTS AND EQUIPMENT
------------------------------------

Leasehold improvements are depreciated on the straight-line or accelerated methods over their estimated useful lives, which range from five to thirty-nine years.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


Equipment consists of various warehouse equipment, vehicles, computer equipment, and office furniture and equipment. These assets are depreciated on the straight-line or accelerated methods over their estimated useful lives, which range from three to seven years.

COMMON STOCK

Class A and Class B common stock have identical rights, privileges, and powers.

ADVERTISING
-----------

The Company expenses advertising costs as incurred.

INCOME TAXES
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

RECOGNITION OF REVENUES AND COST
--------------------------------

The Company maintains its accounting records on the accrual basis of accounting. Revenues from fixed-price installation contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date to estimated total cost for each contract (cost-to-cost method). This method is used because management considers actual expended cost to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, union fringes, and insurance costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Contracts less than $10,000 are included in material inventory due to size and short duration. Revenue from these contracts is recognized under the completed contract method.

BASIC EARNINGS (LOSS) PER SHARE
-------------------------------

Basic earnings (loss) per share excludes any dilutive effects of the stock options and warrants issued January 8, 2001. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted loss per share would be computed using the weighted-average number of common shares and dilutive common stock equivalent shares outstanding during the period. Because the Company's stock options are not dilutive (due to net losses) there is no difference between basic net loss per share and diluted net loss per share.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


NOTE 1 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
--------------------------------------------------------------

Costs and estimated earnings on uncompleted contracts at December 31, 2000 and 1999 are summarized as follows:

                                               2000           1999
                                            ---------      ---------

Costs incurred on uncompleted contracts     $ 465,768      $ 369,389
Estimated earnings                            193,139        159,721
                                            ---------      ---------
                                              658,907        529,110
Less billings to date                        (560,129)      (364,843)
                                            ---------      ---------

Total                                       $  98,778      $ 164,267
                                            =========      =========

The above is included in the accompanying balance sheet under the following captions:

                                               2000           1999
                                            ---------      ---------
Costs and estimated earnings in excess
  of billings on uncompleted contracts      $  98,778      $ 164,267
                                            =========      =========

NOTE 2 - DEBT
-------------

NOTE PAYABLE TO BANK
--------------------

The note payable to bank is a $400,000 and $350,000 revolving line of credit as of December 31, 2000 and 1999, respectively, of which $354,096 was used as of December 31, 2000 and $348,526 was used as of December 31, 1999. Amounts drawn against the line of credit are payable on July 26, 2001 and bear interest at the local prime lending rate plus 1.0 percent (10.0 and 10.5 percent at December 31, 2000 and 1999, respectively). The line of credit is collateralized by substantially all of the Company's assets.

NOTES PAYABLE TO STOCKHOLDERS
-----------------------------

The notes payable to stockholders are unsecured notes due on December 31, 2002 and bear interest at rates ranging from 10 - 18 percent per year. The stockholder debt is subordinated to Marquette Bank.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------

NOTE 2 - DEBT (CONTINUED)
-------------------------

$326,025 and $339,636 at December 31, 2000 and 1999, respectively, of the notes payable to stockholders was created by two stockholders personally obtaining a loan at Marquette Bank. The stockholders loaned these funds to the Company, and the Company is making the monthly payments on the bank loan. The bank loan requires monthly installments of $3,473 including interest at 8.50 percent per year, with final payment due in June 2014, secured by real estate mortgages from two stockholders and assignment of $1,950,000 of life insurance on the lives of various stockholders.

LONG-TERM DEBT
--------------

Long-term debt consists of the following:

                                                  2000         1999
                                                --------     --------

Commercial note payable to Marquette Bank,
requiring monthly installments Of
$1,111 including interest at 8.75
percent per year, with final payment
due in June 2002, secured by sub-
stantially all of the Company's assets          $ 18,616     $ 29,830

Commercial note payable to Marquette
Bank, requiring monthly installments
of $4,055 including interest at 8.25
percent per year, with final payment
due in October 2002, secured by
various vehicles                                  82,697      122,356
                                                --------     --------

Total                                            101,313      152,186

Less current portion                              55,686       49,057
                                                --------     --------

LONG-TERM PORTION                               $ 45,627     $103,129
                                                ========     ========
Future maturities of long-term debt are as follows:

2001                                                         $ 55,686
2002                                                           45,627
                                                             --------

TOTAL                                                        $101,313
                                                             ========

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


NOTE 3 - OBLIGATIONS UNDER CAPITAL LEASE
----------------------------------------

The Company is leasing equipment under capitalized leases which expire at various dates through March 2003. Accumulated depreciation on the equipment as of December 31, 2000 is $13,750.

Future minimum lease payments under these leases are as follows:

2001                                                         $ 37,864
2002                                                           26,367
2003                                                            2,778
                                                             --------

Total minimum lease payments                                   67,009

Less amounts representing interest                              6,923
                                                             --------

PRESENT VALUE OF MINIMUM LEASE PAYMENTS                      $ 60,086
                                                             ========

NOTE 4 - ADVERTISING
--------------------

Advertising expense for the years ended December 2000 and 1999 totaled $1,313 and $8,141, respectively.

NOTE 5 - CASH FLOW DISCLOSURES
------------------------------

Cash paid for interest and income taxes was as follows:

                                                  2000                 999
                                                --------            --------

Interest                                        $131,794            $115,129
Income taxes                                         -0-                 -0-

The Company had the following noncash investing and financing transactions:

During 2000 and 1999, the Company issued long-term stockholder notes in the amount of $33,876 and $61,199, respectively, in lieu of paying interest on outstanding stockholder notes.

During 2000 the Company purchased equipment for $82,237 for which long-term financing was provided by the seller.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


NOTE 6 - LEASE COMMITMENTS
--------------------------

The Company leases office and warehouse space, as well as equipment, under noncancellable operating leases expiring in various years through 2003. Future minimum lease payments under these leases are as follows:

2001                                                         $ 73,453
2002                                                           28,131
2003                                                            1,645
                                                             -------

TOTAL                                                        $103,229
                                                             ========

Total rental expense for the years ended December 31, 2000 and 1999 was $84,544 and $68,884, respectively.

NOTE 7 - SIGNIFICANT CONCENTRATIONS
-----------------------------------

Generally accepted accounting principles require disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations. These matters include the following:

          Approximately 86 and 68 percent of the Company's net sales for the years ended December 31, 2000 and 1999, respectively, were from one unrelated customer. The accounts receivable from this customer at December 31, 2000 and 1999 were $91,852 and $304,114, respectively.

NOTE 8 - INCOME TAXES
---------------------

Income taxes are accrued at the statutory U.S. and state income tax rates.

Income tax expenses are as follows:
                                               December 31         December 31
                                                  2000                1999
                                               -----------         ------------
Current tax expense benefit:
Income tax at statutory rates                    $    -0-            $    -0-

Deferred tax expense (benefit):
Operating Loss Carryforward                      (10,965)                 -0-
                                                 --------            --------


Total                                            (10,965)                 -0-
Valuation allowance                               10,965                  -0-
                                                 --------            --------
Total Tax Expense (Benefit)                      $    -0-            $    -0-
                                                 ========            ========

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------

The tax effect of significant temporary differences, which comprise the deferred tax assets are as follows:

                                               December 31         December 31
                                                  2000                1999
                                               -----------         ------------

  Deferred tax assets:
  Operating loss carryforwards                   $ 10,965            $    -0-
                                                 --------            --------
  Gross deferred tax assets                        10,965                 -0-

  Valuation allowance                             (10,965)                -0-
                                                 --------            --------


  Net deferred tax assets                        $    -0-            $    -0-
                                                 ========            ========


On October 1, 2000, the Company terminated the election to be taxed as subchapter S corporation under IRC Section 1361. Currently, the Company is taxed as a "C" corporation. Prior to October 1, 2000, the Company was taxed as a subchapter S corporation. All income and deductions pass through to the shareholders individually. Therefore, no federal and state income taxes have been reflected in the financial statements prior to October 1, 2000.

The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $56,000. This loss is allowed to be offset against future income until the year 2019 when the NOL's will expire.

The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to substantial losses.

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

Effective January 8, 2001, options to purchase common stock were issued. On February 16, 2001 all options were exercised resulting in a total of 200,000 shares of common stock being issued. Also on February 16, 2001 51,490 shares of common stock were issued pursuant to an option agreement dated November 1, 2000.

Effective January 8, 2001, warrants were issued to convert debt to common stock. On February 16, 2001 all warrants were surrendered and common stock was issued resulting in $298,769 of debt being converted to 597,539 shares of common stock.

Effective January 16, 2001, the Company amended its articles of incorporation. The purpose of the amendment was as follows:

          Abolished the two classes of common stock and designated the 1,000 shares outstanding as common stock without reference to series.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------

          Authorized the number of shares of common stock authorized to be increased to 10,000,000 and authorized 1,000,000 shares of preferred stock.

          Split the 1,000 shares of common stock outstanding pro-rata into 4,300,000 shares of common stock with no par value.

Effective March 16, 2001, Lite King Corp. by merger, through its wholly owned subsidiary, Lite King Cabling Corp., acquired National Cabling Services, Inc. The operations of National Cabling Services, Inc. will be continued by Lite King under the name national Cabling. Lite King acquired National Cabling Services, Inc. in a share exchange of 5,149,029 shares, share for share pursuant to
Section 368 of the Internal Revenue code of 1986, as amended, under the Agreement.

NOTE 10 - CONTINGENCY
---------------------

The Company is a co-defendant in a lawsuit filed by a group of former employees claiming they were not paid prevailing wages on a 1996 project. Outside counsel for the Company has advised that at this stage in the proceedings, he cannot offer an opinion as to the probable outcome.

NOTE 11 - STOCK BASED COMPENSATION
----------------------------------

ACCOUNTING FOR STOCK-BASED COMPENSATION

Statement of financial counting Standards No. 123, "Accounting for Stock-based Compensation", ("SFAS No. 123") requires that stock awards granted subsequent to January 1, 1995, be recognized as compensation expense based on their fair value at the date of grant. Alternatively, a company may use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", (APB 25") and disclose proforma income amounts which would have resulted from recognizing such awards at their fair value. The Company has elected to account for employee stock-based compensation expense under APB 25. Accordingly, no compensation expense has been recorded for grants of employee stock options.

                         NATIONAL CABLING SERVICES, INC.
                         -------------------------------
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                   ------------------------------------------
                           DECEMBER 31, 2000 AND 1999
                           --------------------------


STOCK OPTION

The Company has issued to an independent advisor an option agreement which is a nonqualified stock option to purchase one (1%) percent of the then issued and outstanding common stock of National Cabling Services, Inc. for an exercise price of $1,000. The option may be exercised upon National Cabling Services, Inc. entering into a letter of intent for merger with a public company.

The Company's share option activity and related information is summarized below:

                                      For the Year Ended     For the Year Ended
                                      December 31, 2000      December 31, 1999
                                      -----------------      -----------------
                                         Weighted Average
                                         ----------------
                                                                      Weighted
                                             Remaining                Average
                                  Exercise    Life in                 Exercise
                      Options       Price      Years      Options       Price
                      -------       -----      -----      -------       -----

Outstanding at
Beginning of period     -0-        $  -0-        -0-         -0-      $    -0-
  Granted                10        $  100       0.25         -0-      $    -0-
  Exercised             -0-        $  -0-        -0-         -0-      $    -0-
  Cancelled             -0-        $  -0-        -0-         -0-      $    -0-
                      -----        ------      -----       -----      --------

Outstanding at
  end of Period          10        $  100       0.25         -0-      $    -0-
                      =====        ======      =====       =====      ========

Exercisable at
  end of Period          10        $  100       0.25         -0-      $    -0-
                      =====        ======      =====       =====      ========

WE  HAVE   NOT   AUTHORIZED   ANY   DEALER,
SALESPERSON  OR OTHER PERSON TO PROVIDE ANY
INFORMATION  OR  MAKE  ANY  REPRESENTATIONS
ABOUT   LITE   KING   CORP.    EXCEPT   THE
INFORMATION OR REPRESENTATIONS CONTAINED IN
THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY
ADDITIONAL  INFORMATION OR  REPRESENTATIONS
IF MADE.

         -----------------------

This  prospectus  does not  constitute  an           ----------------------
offer to  sell,  or a  solicitation  of an
offer to buy any securities:                               PROSPECTUS

   O  except the common  stock  offered by           ---------------------
      this prospectus;

   O  in any  jurisdiction  in  which  the     31,000,000 SHARES OF COMMON STOCK
      offer   or   solicitation   is   not
      authorized;                                       LITE KING CORP.

   O  in  any   jurisdiction   where   the
      dealer or other  salesperson  is not              __________, 2002
      qualified   to  make  the  offer  or
      solicitation;

   O  to  any   person   to   whom  it  is
      unlawful   to  make  the   offer  or
      solicitation; or

   O  to any  person  who is not a  United
      States  resident  or who is  outside
      the   jurisdiction   of  the  United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

   O  there  have been no  changes  in the
      affairs  of Lite  King  Corp.  after
      the date of this prospectus; or

   O  the  information  contained  in this
       prospectus is correct after the date
       of this prospectus.

         -----------------------

Until _____,  2002,  all dealers  effecting
transactions in the registered  securities,
whether  or  not   participating   in  this
distribution,  may be required to deliver a
prospectus.  This  is in  addition  to  the
obligation   of   dealers   to   deliver  a
prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Bylaws provide that, except for willful criminal conduct, Lite King will indemnify its directors and officers against third-party liability, including shareholder and/or regulatory actions. Insofar as indemnification arising under the Securities Act of 1933 (the "ACT") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

               Securities and Exchange Commission         $      570
               Registration Fee
               Printing and Engraving Expenses            $   10,000
               Accounting Fees and Expenses               $   15,000
               Legal Fees and Expenses                    $   50,000
               Blue Sky Qualification Fees and Expenses   $    2,500
               Miscellaneous                              $    6,930
                                                         --------------

               TOTAL                                      $   85,000
                                                         ==============


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.
          ---------------------------------------

      In June 2001, the Company converted a loan in the aggregate amount of $165,000 payable to Robert F. Personett into a convertible debenture of the Company in the principal amount of $165,000. The debenture bears interest at 12% annually, matures on June 25, 2003 and is convertible into shares of common stock of the Company at $2.00 per share. The debenture includes registration rights.

      In June 2001, the Company converted a loan in the aggregate amount of $160,000 payable to Wallace Pennington into a convertible debenture of the Company in the principal amount of $160,000. The debenture bears interest at 12% annually, matures on June 25, 2003 and is convertible into shares of common stock of the Company at $2.00 per share. The debenture includes registration rights.

      In June and July 2001, the Company issued three convertible debentures, each debenture in the principal amount of $25,000, respectively, to Christine Personett, Mike Murphy and Ken Dixon. Each debenture bears interest at 12% annually, matures two years from the anniversary date of such debenture and is convertible into shares of common stock of the Company at $2.00 per share. Each debenture includes registration rights.

      On March 1, 2002 we had issued a convertible debenture in the original principal amount of $250,000. This convertible debenture is convertible into shares of our common stock at a price equal to 80% of the average closing bid price of our common stock for three closing bid prices of our common stock for the five trading days immediately preceding conversion. If such conversion had taken place on March 1, 2002, then the holders of the convertible debenture would have received 1,019,160 shares of common stock. This convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. This convertible debenture has a term of five years. At Lite King's option, this debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

      On March 1, 2002, we issued a convertible debenture in the original principal amount of $843,823. This convertible debenture is convertible into shares of common stock at a price per share equal to $0.41, which equals 2,058,105 shares. This convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Lite King's option, this debentures may be paid in cash or converted into shares of common stock on the fifth anniversary unless converted earlier by the holder.

      In March 2002, we entered into an Equity Line of Credit pursuant to which Cornell Capital Partners, L.P. has agreed to purchase up to $20 million of common stock. We have registered up to 20,169,080 shares in this registration statement for issuance to Cornell Capital Partners under the Equity Line of Credit and convertible debentures.

      Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Lite King to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

ITEM 27.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
           -------------------------------------------

         (a) The following exhibits are filed as part of this registration statement:

EXHIBIT NO.           DESCRIPTION                                         LOCATION
----------------      -------------------------------------------------   -------------------------------------------------
2.1                   Agreement and Plan of Merger dated March 9, 2001,   Incorporated by reference to Exhibit attached to
                      between National Cabling Services, Inc., Lite       the Registrant's Current Report on Form 8-K
                      King Corp., and King Cabling Corp.                  filed on March 30, 2001

3.1                   Certificate of Incorporation                        Incorporated by reference to Exhibit 2(a) to the
                                                                          Registrant's Registration Statement on
                                                                          Form 10-SB filed on November 23, 1998

3.2                   Bylaws                                              Incorporated by reference to Exhibit 2(b) to the
                                                                          Registrant's Registration Statement on
                                                                          Form 10-SB filed on November 23, 1998

5.1                   Opinion re:  legality                               Provided herewith

10.1                  Securities Purchase Agreement, dated February 14,   Incorporated by reference to Exhibit 10.1 to the
                      2002, between Lite King Corp. and Cornell Capital   Registrant's Registration Statement on Form SB-2
                      Partners, L.P.                                      filed on April 9, 2002

10.2                  Investor Registration Rights Agreement, dated       Incorporated by reference to Exhibit 10.2 to the
                      February 14, 2002, between Lite King Corp. and      Registrant's Registration Statement on Form SB-2
                      Cornell Capital Partners, L.P.                      filed on April 9, 2002

10.3                  Escrow Agreement, dated February 14, 2002,          Incorporated by reference to Exhibit 10.3 to the
                      between Lite King Corp., Cornell Capital            Registrant's Registration Statement on Form SB-2
                      Partners, L.P. and First Union National Bank        filed on April 9, 2002

10.4                  Transfer Agent Instructions, dated February 14,     Incorporated by reference to Exhibit 10.4 to the
                      2002, between Lite King Corp., Cornell Capital      Registrant's Registration Statement on Form SB-2
                      Partners, L.P., David Gonzalez, Esq. and Jersey     filed on April 9, 2002
                      Transfer and Trust Company

10.5                  Form of Debenture                                   Incorporated by reference to Exhibit 10.5 to the
                                                                          Registrant's Registration Statement on Form SB-2
                                                                          filed on April 9, 2002

10.6                  Equity Line of Credit Agreement, dated              Incorporated by reference to Exhibit 10.6 to the
                      February 14, 2002, between Lite King Corp. and      Registrant's Registration Statement on Form SB-2
                      Cornell Capital Partners, L.P.                      filed on April 9, 2002

10.7                  Registration Rights Agreement, dated February 14,   Incorporated by reference to Exhibit 10.7 to the
                      2002, between Lite King Corp. and Cornell Capital   Registrant's Registration Statement on Form SB-2
                      Partners, L.P.                                      filed on April 9, 2002

10.8                  Escrow Agreement, dated February 14, 2002,          Incorporated by reference to Exhibit 10.8 to the
                      between Lite King Corp. and Cornell Capital         Registrant's Registration Statement on Form SB-2
                      Partners, L.P.                                      filed on April 9, 2002

10.9                  Placement Agent Agreement, dated February 14,       Incorporated by reference to Exhibit 10.9 to the
                      2002, between Lite King Corp. and Westrock          Registrant's Registration Statement on Form SB-2
                      Advisors, Inc.                                      filed on April 9, 2002

                                      II-2

EXHIBIT NO.           DESCRIPTION                                         LOCATION
----------------      -------------------------------------------------   -------------------------------------------------

10.10                 Debenture, dated February 7, 2002 by Lite King      Incorporated by reference to Exhibit 10.10 to
                                                                          the Registrant's Registration Statement on Form
                                                                          SB-2 filed on April 9, 2002

23.1                  Consent of Greenberg & Company LLC                  Provided herewith

23.2                  Consent of Kirkpatrick & Lockhart LLP               Provided herewith (Included in Exhibit 5.1)


ITEM 28.  UNDERTAKINGS.
          -------------

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

            (5) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Lite King pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Morton, Illinois, June 26, 2002.

                                         LITE KING CORP.

                                         By: /s/ Craig Massner
                                            ----------------------------------
                                         Name:   Craig Massner
                                         Title:  President


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig Massner his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                       TITLE                               DATE
---------                       -----                               ----


/s/ Craig Massner
---------------------------     President and Director            June 26, 2002
Craig Massner


/s/ Robert Personett
---------------------------     Secretary, Treasurer              June 26, 2002
Robert Personett                and Director



---------------------------     Director                          June __, 2002
Wallace Pennington